     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2000

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    FORM F-1
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                            WESTLINKS RESOURCES LTD.
               (Exact name of Registrant as specified in charter)

         ALBERTA, CANADA                           1311                                 NONE
 (State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
 incorporation or organization)         Classification Code Number)                     No.)

 SUITE 370, 800 - 6TH AVENUE S.W., CALGARY, ALBERTA, CANADA T2P 3G3  TEL: (403)
                                    261-2686
    (Address, including zipcode, and telephone number, including area code, of Registrant's principal executive offices)
                      ------------------------------------

 CARTER, LEDYARD & MILBURN, 2 WALL STREET, NEW YORK CITY, NEW YORK 10005  TEL:
                                 (212) 732-3200
           (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                 MARCIA L. JOHNSTON                                      GARY A. AGRON
            GOWLING, STRATHY & HENDERSON                          LAW OFFICE OF GARY A. AGRON
         SUITE 1200, 800 - 2ND STREET S.W.                        5445 DTC PARKWAY, SUITE 520
          CALGARY, ALBERTA, CANADA T2P 4V5                         ENGLEWOOD, COLORADO 80111
                   (403) 298-1000                                        (303) 770-7254

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                 AMOUNT TO BE           OFFERING PRICE           AGGREGATE           AMOUNT OF
       SECURITIES TO BE REGISTERED               REGISTERED             PER UNIT(1)         OFFERING PRICE(1)    REGISTRATION FEE
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Common Stock(2)..........................     1,150,000 Shares             $5.00                $5,750,000          $1,518.00
Warrants(3)..............................    1,150,000 Warrants            $0.25                 $287,500             $75.90
Common Stock(4)..........................     1,150,000 Shares             $5.25                $6,037,500          $1,593.90
Underwriter's Warrants(5)................     100,000 Warrants             $.001                   $100               $0.03
Common Stock(6)..........................      100,000 Shares              $6.30                 $630,000            $166.32
Common Stock(7)(8) offered on behalf of
  Selling Stockholders...................      150,000 Shares              $5.00                 $750,000            $198.00
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                                                                                                  Total             $3,552.15
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(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2) Includes 150,000 shares of Common Stock subject to the Underwriter's over-allotment option.
(3) Includes 150,000 Warrants subject to the Underwriter's over-allotment option.
(4) Represents Common Stock issuable upon exercise of the Warrants at the exercise price of US$5.25, including shares underlying the Warrants included in the Underwriter's over-allotment option.
(5) Represents warrants to purchase 100,000 shares of Common Stock granted to the Underwriters (the "Underwriter's Warrants").
(6) Represents Common Stock issuable upon the exercise of the Underwriter's Warrants.
(7) Represents Common Stock issuable upon exercise of warrants currently held by the Selling Stockholders.
(8) Based upon the closing price of the shares of Common Stock on the Canadian Venture Exchange on June 15, 2000, converted to U.S. dollars on the basis of C$1.00 = US$0.6773, and rounded up to the next whole dollar amount.

There are also registered hereunder an additional indeterminate number of Shares of common stock which may become issuable pursuant to the anti-dilution provisions of the Common Stock Purchase Warrants and the Underwriter's Warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.
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PRELIMINARY PROSPECTUS DATED JUNE 21, 2000 SUBJECT TO COMPLETION

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or in any province or territory of Canada.

                            WESTLINKS RESOURCES LTD.

                        1,000,000 SHARES OF COMMON STOCK
                                      AND
                    1,000,000 COMMON STOCK PURCHASE WARRANTS

     Westlinks Resources Ltd. is offering 1,000,000 shares of common stock and 1,000,000 common stock purchase warrants, to be sold in units consisting of one share of common stock and one warrant. Each warrant allows its holder to purchase for a period of six months from the date of this prospectus one share
of common stock for US$   --   per share. The shares and warrants will trade
separately after issuance.

     We have applied to list our common stock and warrants on the Nasdaq SmallCap Market under the symbols "WLKSF" and "WLKSFW" respectively. At the present time we do not meet all of the listing requirements of the Nasdaq SmallCap Market, including share price. Our common stock is currently listed on the Canadian Venture Exchange under the symbol "WLX", and is quoted in the National Quotation Bureau's pink sheets under the symbol "WLKSF". The last reported sale of our common stock on the Canadian Venture Exchange on June 15, 2000 was C$6.35 per share, and the closing price of our common stock on the National Quotation Bureau's pink sheets on June 15, 2000 was US$4.13 per share.

     By a separate prospectus concurrent with this offering, six security holders are offering from time to time in open market transactions up to 150,000 shares of common stock underlying warrants held by them. We will not receive any proceeds from the sale of these shares.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY PROVINCIAL SECURITIES COMMISSION IN CANADA HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PRELIMINARY PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We have granted the underwriter a 45-day option to purchase an additional 150,000 shares of common stock and 150,000 warrants at the public offering price less the underwriting discounts, solely to cover over-allotments, if any.

                                                                         TOTAL WITHOUT         TOTAL WITH
                                   PER SHARE          PER WARRANT        OVER-ALLOTMENT      OVER-ALLOTMENT
                                ----------------    ----------------    ----------------    ----------------
Public offering price.........  US$    --           US$   0.--          US$    --           US$    --
Underwriting discounts and
  commissions.................  US$    --           US$   0.--          US$    --           US$    --
Proceeds to Westlinks.........  US$    --           US$   0.--          US$    --           US$    --

     The underwriter is offering the shares of common stock and warrants on a firm commitment basis and expects to deliver the securities against payment in Englewood, Colorado within three business days from the date of this prospectus.

                             SPENCER EDWARDS, INC.

                        Prospectus dated    --   , 2000

                               TABLE OF CONTENTS

Cautionary Statement Concerning Forward-Looking
  Statements................................................      2
Exchange Rate Information...................................      2
Enforceability of Civil Liabilities against Foreign
  Persons...................................................      3
Prospectus Summary..........................................      4
Risk Factors................................................      7
Dilution....................................................     10
Use of Proceeds.............................................     11
Price Range of Common Stock.................................     12
Dividend Policy.............................................     12
Capitalization..............................................     13
Selected Financial Data.....................................     14
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     15
Business....................................................     21
Management..................................................     31
Executive Compensation......................................     33
Interest of Management and Others in Certain Transactions...     35
Principal Stockholders......................................     37
Description of Securities...................................     38
Shares Eligible for Future Sale.............................     39
Legal Proceedings...........................................     40
Underwriting................................................     40
Effect of Canadian Tax Laws on United States Stockholders...     41
Legal Matters...............................................     42
Experts.....................................................     42
Where You Can Find Additional Information...................     43
Index to Consolidated Financial Statements..................    F-1

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. Forward-looking statements include information in this document regarding:

    -  capital spending                           -  efficiencies
    -  oil and natural gas production             -  cost savings
    -  oil and natural gas reserves               -  future earnings

     The sections of this prospectus which contain forward-looking statements include:

     -  "Prospectus Summary"

     -  "Risk Factors"

     - "Management's Discussion and Analysis of Financial Condition and Results of Operations"

     -  "Business"

     Our forward-looking statements are also identified generally by the use of the future tense and by words such as "believes", "expects", "anticipates", "intends", "estimates" or similar expressions. Statements and calculations concerning oil and gas reserves and their present value also may be deemed to be forward-looking statements in that they reflect the determination, based on estimates and assumptions, that oil and gas resources may be profitably exploited in the future.

     All of these statements are based on our current expectations and on a number of assumptions. They are subject to risks and uncertainties discussed in detail elsewhere in this prospectus. Actual results could vary materially from those anticipated.

     For all these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

                           EXCHANGE RATE INFORMATION

     We publish our consolidated financial statements in Canadian dollars. In this prospectus, except where otherwise indicated, all dollar amounts are stated in Canadian dollars. References to "$" or "C$" are to Canadian dollars and references to "US$" are to U.S. dollars. The following table sets forth for each period indicated the period end exchange rates for conversion of U.S. dollars to Canadian dollars, the average exchange rates on the last day of each month during such period and the high and low exchange rates during such period. These rates are based on the noon buying rate in New York City, expressed in U.S. dollars, for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

              EXCHANGE RATES FOR U.S. DOLLARS: C$1.00 =

                                                  THREE MONTHS              YEAR ENDED
                                                ENDED MARCH 31,            DECEMBER 31,
                                                ----------------    --------------------------
                                                 2000      1999      1999      1998      1997
                                                ------    ------    ------    ------    ------
End of the period...........................    0.6879    0.6626    0.6918    0.6538    0.6996
Average for the period(1)...................    0.6880    0.6616    0.6691    0.6693    0.7207
High during the period......................    0.6969    0.6724    0.6935    0.7124    0.7497
Low during the period.......................    0.6790    0.6535    0.6464    0.6311    0.6938

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(1) The average for the period is the average of the conversion rates on the last day of each month in the period.

     On June 12, 2000 the noon buying rate in New York City for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York, was C$1.00 = US$0.6773. This rate is used for conversion purposes in this prospectus.

          ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

     We are a corporation organized under the laws of the Province of Alberta, in Canada, all of our directors and officers, as well as the experts named in this prospectus, reside in Canada and all of our assets and most of the assets of these persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or those persons, or to enforce against us or them in the United States judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. We have been advised by Gowling, Strathy & Henderson, our Canadian counsel, that there is doubt as to the enforceability in Canada of the civil liability provisions of U.S. federal securities laws, or of judgments of U.S. courts predicated solely upon U.S. federal securities laws.

                               PROSPECTUS SUMMARY

     To understand this offering fully, you should carefully read the entire prospectus, including the risk factors and the consolidated financial statements. This summary highlights selected information set out elsewhere in this prospectus.

BUSINESS

     Westlinks Resources Ltd. is engaged in the drilling and operation of oil and gas wells in western Canada, primarily in the provinces of Alberta and Saskatchewan. Since our amalgamation in 1998, we have assembled an experienced management team which includes executive officers with oil and gas exploration experience, as well as experience in resources acquisitions, petroleum engineering, oil and gas drilling operations, debt and equity financings and financial accounting.

STRATEGY

     Our management team has developed what we consider to be a highly focused approach to the exploitation and development of oil and gas properties. This approach includes the following elements:

     - the concentration on low-risk, development prospects that offer higher probabilities of success, often among multiple oil and gas zones;

     - the consolidation of adjacent or close-proximity prospects in order to reduce drilling and operating costs;

     - the acquisition of oil and gas producing properties at prices which we believe are recoverable within a reasonable time frame;

     - the emphasis on development drilling in our currently producing core areas in order to minimize drilling risk;

     - the use of either seismic analysis, including three dimensional seismic, when it is cost effective, or information from adjacent wells, to further minimize drilling risk; and

     - the selection of producing oil and gas properties we can operate and which we believe offer us the opportunity to reduce operating costs and maximize economies of scale, thereby improving operating profitability.

OPPORTUNITY

     The consolidation of the oil and gas industry in Canada has resulted in the emergence of larger companies which are being forced to explore and develop larger prospects in order to support their growth. We believe that this consolidation offers smaller oil and gas companies the opportunity to economically purchase producing properties which do not meet the economic requirements of larger companies. We further believe that we can leverage our management team's experience and the economies of scale generated from consolidating adjacent properties in our core areas, to improve our profitability.

ACQUISITION HISTORY

     In the two years since our amalgamation, we have grown significantly through a series of asset acquisitions. We have made four acquisitions of oil and gas assets in our current four core areas in Alberta, acquiring our Bigoray area assets and our Sylvan Lake area assets in August, 1999, our Mitsue area assets in February, 2000 and our Sounding Lake area assets in May, 2000.

     As of May 31, 2000, we have working interests in 64 oil wells, producing approximately 1,340 barrels of oil equivalent per day, and hold oil and gas leases on net acreage of approximately 20,000 acres, in the four core areas in which we are the operator plus a portion of the Sounding Lake, Alberta area and the Weyburn, Saskatchewan area in which we are not the operator.

     Our executive offices are located at Suite 370, 800 - 6th Avenue S.W., Calgary, Alberta, Canada T2P 3G3, our telephone number is (403) 261-2686 and our fax number is (403) 261-2704. Our email address for general information and correspondence is mailto:adejesus@westlinks-resources.com and our Web site address is www.westlinks-resources.com. Information contained on our Web site does not constitute part of this prospectus.

THE OFFERING

     Information in this prospectus assumes an offering price of US$5.00 per share and US$0.25 per warrant. Except where noted otherwise, all information in this prospectus, including share and per share information, assumes no exercise of the underwriter's over-allotment option.

SECURITIES OFFERED:          1,000,000 shares of common stock and 1,000,000
                             warrants. The securities are offered in units consisting of one share and one warrant. The common stock and the warrants will trade separately immediately after the offering.

WARRANT ATTRIBUTES:          Each warrant entitles the holder to purchase one
                             share of common stock for US$   --   until
                                  --     , 2001.

COMMON STOCK TO BE
OUTSTANDING AFTER THE
OFFERING:                    5,432,639 shares.

USE OF PROCEEDS:             We estimate that we will receive net proceeds of
                             about US$4,295,000. We expect to use the net proceeds for repayment of debt; for acquisitions and/or development of additional reserves, and for working capital.

PROPOSED NASDAQ SMALLCAP
MARKET SYMBOLS:              Common stock: WLKSF Warrants: WLKSFW

CANADIAN VENTURE EXCHANGE
SYMBOL:                      Common stock: WLX

PINK SHEET SYMBOL:           Common stock: WLKSF

     In addition to the common stock outstanding after the offering, we may issue up to 1,000,000 shares of common stock on exercise of the warrants offered hereby and up to 693,000 shares of common stock on exercise of currently outstanding options and warrants.

     Concurrent with this offering security holders who are not officers or directors are offering to sell up to 150,000 shares of our common stock underlying warrants they currently hold. We will not receive any proceeds from the sale of these shares, but we will receive the exercise price upon the exercise of the warrants. Each such warrant may be exercised to purchase one share of common stock through March 5, 2001 at US$4.00 per share. These warrants were issued in connection with a loan to Westlinks.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table presents selected historical financial data for Westlinks derived from our financial statements. The data should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included elsewhere in this prospectus. The monetary amounts in the table are expressed in Canadian dollars, except for two columns which show the U.S. dollar equivalency for the periods ended March 31, 2000 and December 31, 1999. The U.S. dollar equivalent amounts are calculated on the basis of C$1.00 equals US$0.6773.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

                                                  UNAUDITED
                                        THREE MONTHS ENDED MARCH 31,              YEAR ENDED DECEMBER 31,
                                        -----------------------------    -----------------------------------------
                                         2000       2000       1999        1999       1999       1998       1997
                                        -------    -------    -------    --------    -------    -------    -------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue...........................  US$ 918    C$1,355    C$  317    US$1,405    C$2,075    C$1,697    C$1,055
Gross profit..........................      643        950        160         875      1,292        848        617
Operating expenses....................      275        405        157         530        782        849        439
Exploration expenses..................       --         --          9         100        148          4         35
General and administrative expenses...      145        214        121         487        719        427        176
Interest..............................       44         64         16          89        132        185         74
Depreciation and depletion............      239        353        148         570        842        805        352
Gain (loss) from operations...........      215        318       (134)       (371)      (548)      (572)       (21)
Net income (loss).....................  US$ 116    C$  172    C$  (77)   US$  (34)   C$  (50)   C$  254    C$  215
                                        =======    =======    =======    ========    =======    =======    =======
Net income (loss) per share...........  US$0.03    C$ 0.04    C$(0.03)   US$(0.01)   C$(0.02)   C$ 0.11    C$ 0.16
                                        =======    =======    =======    ========    =======    =======    =======

     The following table indicates a summary of our balance sheets as of December 31, 1999 and March 31, 2000. The "As Adjusted" column below reflects our receipt of estimated net proceeds of US$4,295,000 from the sale of 1,000,000 shares and warrants at an assumed public offering price of US$5.25, after deducting underwriting discounts and estimated expenses of US$955,000, converted to C$6,341,355 on the basis of C$1.00 = US$0.6773. The monetary amounts in the table are expressed in Canadian dollars, except for the column showing the U.S. dollar equivalency as of March 31, 2000. The U.S. dollar equivalent amounts are calculated on the basis of C$1.00 equals US$0.6773.

CONSOLIDATED BALANCE SHEET DATA:

                                              DECEMBER 31,                 UNAUDITED
                                                  1999                  MARCH 31, 2000
                                              ------------    -----------------------------------
                                                 ACTUAL        ACTUAL      ACTUAL     AS ADJUSTED
                                              ------------    --------    --------    -----------
                                                                (IN THOUSANDS)
Cash and cash equivalents...................    C$   42       US$    6    C$     8      C$4,061
Accounts receivable.........................        685            851       1,256        1,256
Capital assets..............................      7,017          6,803      10,044       20,468
Total assets................................      7,744          7,659      11,308       25,786
Long-term debt..............................      1,525          1,727       4,400       12,536
Total stockholders' equity..................      3,978          3,066       4,527       10,869

                                  RISK FACTORS

WESTLINKS HAD A WORKING CAPITAL DEFICIENCY AT MARCH 31, 2000.

     At March 31, 2000 we had a working capital deficiency of C$2,331,578, which means our current liabilities exceeded our current assets by that amount. We require the proceeds of this offering to fund most of our year 2000 drilling budget.

OUR ASSETS ARE HIGHLY LEVERAGED AND WE ARE IN TECHNICAL DEFAULT WITH RESPECT TO OUR CREDIT FACILITY, WHICH COULD CAUSE OUR BANK TO CALL OUR LOAN FOR REPAYMENT.

     In order to complete our recent acquisition in the Sounding Lake, Alberta area, we incurred a high amount of debt relative to our assets. A decrease in the amount of our production or the price we receive for it could make it difficult for us to service our loan or may cause the bank that issued our loan to determine that our assets are insufficient security for our bank debt. In fact, we are technically in default under the covenants in our credit facility which require that our debt to equity ratio not exceed two to one. Our current ratio of debt to equity exceeds three to one. If our bank elects to do so, it could call our loan for repayment, requiring us to sell substantially all of our assets, or lose those assets to the bank.

THERE IS UNCERTAINTY ABOUT ESTIMATES USED IN THIS PROSPECTUS AND THEY MAY PROVE TO BE INACCURATE, RESULTING IN A REDUCTION OF OUR WORKING CAPITAL.

     This prospectus contains estimates of future net cash flows from our oil and gas reserves, prepared by independent engineers, which are based upon the estimates of oil and gas reserves in the ground and the percentage of those reserves which can be recovered and produced with current technology. These estimates include assumptions as to the prices received for the sale of oil and gas. Any one or all of those estimates may be inaccurate, which could materially effect our estimate of future net cash flows. In addition, the cost of capital and operating expenses could be higher than estimated, resulting in a reduction in working capital and the need to raise additional capital.

WESTLINKS' OPERATIONS SUBJECT IT TO RISKS AND HAZARDS ASSOCIATED WITH OIL AND
GAS.

     Our operations are subject to risks and hazards incident to drilling for, producing and transporting oil and gas, including:

     - blowouts, fires, pollution and equipment failures that may result in damage to or destruction of wells, producing formations, production facilities and equipment;

     -  personal injuries;

     -  engineering and construction delays;

     - hazards resulting from unusual or unexpected geological or environmental conditions;

     -  human error; and

     - leakage of toxic or hazardous materials, such as petroleum liquids or drilling fluids, into the environment.

WESTLINKS MAY NOT BE ABLE TO OBTAIN COMMERCIALLY VIABLE ADDITIONAL RESERVES OF OIL AND GAS.

     There is no assurance that any oil or gas in commercial quantities will be discovered or acquired by Westlinks.

THE VALUE OF WESTLINKS' OIL AND GAS RESERVES ARE SUBJECT TO FACTORS BEYOND OUR CONTROL AND MAY BE SIGNIFICANTLY REDUCED.

     The value of our oil and gas reserves may be significantly reduced due to numerous factors beyond our control, including:

     -  fluctuations in markets and world prices;

     -  the proximity and capacity of pipelines to our reserves;

     -  our ability to finance drilling operations; and

     -  the availability of rigs and drilling equipment.

OUR INSURANCE MAY BE INADEQUATE FOR ALL BUSINESS RISKS, CAUSING US ANTICIPATED LOSSES.

     Westlinks insurance may be inadequate. We do not insure fully against all business risks because either the insurance is not available or the premiums are prohibitively expensive. We believe that we carry the amount of insurance standard in the Canadian oil and gas industry. However, a loss not fully covered by insurance could have a materially adverse effect on our financial position and results of operations.

OUR REVENUE IS SUBJECT TO VOLATILE OIL AND GAS PRICES WHICH COULD REDUCE OUR REVENUE AND PROFITABILITY.

     The price Westlinks receives for its oil and gas production is subject to significant volatility. Our revenue, cash flow and profitability are substantially dependent on prevailing prices for oil and gas. Historically oil and gas prices and markets have been volatile and they are likely to continue to be volatile in the future. Some factors which contribute to volatility include:

     - political conditions in the Middle East, the former Soviet Union and other regions;

     -  domestic and foreign supplies of oil and gas;

     -  the level of consumer demand;

     -  weather conditions;

     -  domestic and foreign government regulations;

     -  the availability and prices of alternative fuels; and

     -  overall economic conditions.

AS A CANADIAN OIL AND GAS COMPANY, WE MAY BE ADVERSELY AFFECTED BY CHANGES IN THE EXCHANGE RATE BETWEEN U.S. AND CANADIAN DOLLARS.

     The price Westlinks receives for its oil and gas production is expressed in U.S. dollars, which is the standard for the oil and gas industry world-wide. However, Westlinks pays its operating expenses, drilling expenses and general overhead expenses in Canadian dollars. Changes to the exchange rate between U.S. and Canadian dollars can adversely affect us. When the value of the U.S. dollar increases, we receive higher revenue and when the value of the U.S. dollar declines, we receive lower revenue on the same amount of production sold at the same prices.

WESTLINKS DEPENDS ON ITS KEY PERSONNEL FOR CRITICAL MANAGEMENT DECISIONS AND INDUSTRY CONTACTS BUT HAS NO EMPLOYMENT CONTRACTS NOR KEY PERSON INSURANCE.

     We are dependent upon the continued service of Peter R. Sekera, President and CEO; Thomas J. Jacobsen, Executive Vice-President, Operations, and Edward C. McFeely, Executive Vice-President, Engineering. We do not have employment contracts with any of these executives and do not carry key person insurance on their lives. The loss of the services of these individuals, through incapacity or otherwise, would have a material adverse effect on our business and would require us to seek and retain other qualified personnel.

WESTLINKS HAS NOT PAID DIVIDENDS AND DOES NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

     We have not paid any cash dividends on our common stock and do not expect to pay any cash or other dividends in the foreseeable future. The terms of our current banking credit facility prohibit us from declaring and paying dividends except from assets which are in excess of the required amount of security under our credit facility, and Alberta corporate law prohibits the payment of dividends unless stated solvency tests are met.

ISSUANCE OF OUR AUTHORIZED PREFERRED STOCK COULD DISCOURAGE A CHANGE IN CONTROL, REDUCE THE MARKET PRICE OF OUR COMMON STOCK AND RESULT IN THE HOLDERS HAVING VOTING RIGHTS SUPERIOR TO THE HOLDERS OF COMMON STOCK.

     We are authorized to issue preferred stock without obtaining the consent or approval of our stockholders. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control. The board has the right to grant equal or superior voting rights to the holders of preferred stock. Any issuance of preferred stock could materially and adversely affect the market price of the common stock and the voting rights of the holders of common stock. The issuance of preferred stock may also result in the loss of voting control of the common stockholders.

INVESTORS IN THIS OFFERING WILL EXPERIENCE DILUTION IN THE BOOK VALUE OF SHARES PURCHASED.

     At March 31, 2000, our unaudited net tangible book value was C$4,527,368, or C$1.02 (US$0.69) per share. After giving effect to our sale of 1,000,000 shares of common stock, based on an assumed offering price of US$5.00 per share and 1,000,000 warrants based on an offering price of US$0.25 per warrant, our adjusted net tangible book value at March 31, 2000 would have been C$2.00 (US$1.36) per share, resulting in dilution of C$5.75 (US$3.89) per share or 74% to investors in the offering. Moreover, current shareholders purchased their shares at prices per share below the price of the shares being offered.

A LARGE NUMBER OF OUR SHARES OF COMMON STOCK ARE ELIGIBLE FOR FUTURE SALE WHICH COULD LOWER OUR MARKET PRICE.

     Sales of our common stock after the offering, or even the potential for these sales, could lower the market price of our common stock. In addition, these sales may negatively affect our ability to raise needed capital through the sale of common stock. We have 4,432,639 shares of common stock outstanding, of which 3,117,639 are freely tradeable. The balance of 1,315,000 shares may be resold immediately if Canadian regulations are met and will become freely tradeable in the United States and Canada at various dates commencing in July, 2000.

OUR STOCK IS THINLY TRADED AND IS SUBJECT TO PRICE VOLATILITY.

     Trading volume in our common stock has historically been limited. Accordingly, the trading price of our common stock could be subject to wide fluctuations in response to quarterly variations in operating results, changes in financial estimates by securities analysts, an imbalance of purchasers and sellers, or other factors.

                                    DILUTION

     At March 31, 2000, our unaudited net tangible book value was C$4,527,368, or $1.02 per share (US$0.69 per share). Net tangible book value per share represents our net tangible assets less liabilities divided by the number of outstanding shares of common stock.

     After giving effect to our sale of 1,000,000 shares of common stock and 1,000,000 warrants and our receipt of an estimated C$6,341,355 (US$4,295,000) of net proceeds from the offering, based on an assumed offering price of US$5.25 per unit, adjusted net tangible book value at March 31, 2000 would have been C$2.00 (US$1.36) per share. This amount represents an immediate increase in net tangible book value of C$0.98 (US$0.67) per share to existing stockholders and an immediate dilution of C$5.75 (US$3.89) or 74% of the per share offering price of common stock to new investors purchasing shares in the offering. The following table, expressed in Canadian dollars, illustrates per share dilution:

Assumed public offering price (US$5.25).....................  C$7.75
                                                              ======
Net tangible book value prior to the offering...............  C$1.02
Increase attributable to new investors......................  C$0.98
                                                              ------
Adjusted net tangible book value after the offering.........  C$2.00
                                                              ======
Dilution per share to new investors in this offering........  C$5.75
                                                              ======

     On the basis of C$1.00 = US$0.6773, the dilution per share to new investors in this offering is US$3.89.

     The following table sets forth as of March 31, 2000, the number of shares of common stock purchased from Westlinks, the total consideration paid to Westlinks and the average price per share paid to Westlinks, expressed in Canadian dollars, by the current officers, directors, promoters and affiliated persons, and new investors purchasing securities in this offering, before deducting underwriting discounts and estimated offering expenses:

                                        SHARES PURCHASED       TOTAL CONSIDERATION
                                      --------------------    ---------------------    AVERAGE PRICE
                                       NUMBER      PERCENT      AMOUNT      PERCENT      PER SHARE
                                      ---------    -------    ----------    -------    -------------
Officers, directors, and affiliated
  persons...........................  1,632,900(1)   62%      $1,550,755     19.6%         $0.95
New Investors.......................  1,000,000      38%       6,341,355(2)  80.4%         $7.75(2)
                                      ---------     ----      ----------    ------
Total...............................  2,632,900     100%      $7,892,110    100.0%
                                      =========     ====      ==========    ======

---------------
Notes:

(1) This number is not necessarily the same as the number currently held by the directors, officers and their affiliates, because it consists only of shares purchased from Westlinks, some of which may have subsequently been resold, and does not include market purchases.

(2) US$5,250,000, being US$5.00 per share of common stock and US$0.25 per warrant, less the underwriter's discounts, commissions and expense allowance and estimated costs of the offering, of US$955,000, converted on the basis of C$1.00 = US$0.6773.

     The above table excludes shares issuable upon exercise of outstanding options and warrants, the underwriter's warrants and the underwriter's over-allotment option. To the extent that currently outstanding options or warrants are exercised at prices below US$5.00, there will be further dilution to new investors.

                                USE OF PROCEEDS

     The net proceeds from the sale of the 1,000,000 shares and 1,000,000 warrants sold in this offering will be approximately US$4,295,000 after payment of the underwriter's discounts and commissions, and the estimated costs of the offering. In Canadian dollars, we expect the net proceeds to be approximately $6,341,355.

     We intend to use the net proceeds over the next twelve months approximately as indicated in the following table, which is expressed in Canadian dollars:

APPLICATION                                                     AMOUNT       %
-----------                                                   ----------    ---
Repayment of loans..........................................  $2,288,575     36
Acquisitions and/or development of additional reserves......   3,552,780     56
Working capital.............................................     500,000      8
                                                              ----------    ---
                                                              $6,341,355    100
                                                              ==========    ===

     If the over-allotment option is exercised in full, the additional net proceeds of $1,011,553 (US$685,125) will be used for general corporate purposes, including working capital.

     In May, 2000 we purchased oil and gas assets in the Sounding Lake area of Alberta for $11,917,104. To complete this purchase, we borrowed US$1,550,000 from six non-affiliated lenders. The loans are repayable on or before February 5, 2001 and bear interest of 12% per annum. We also agreed to pay a set-up fee of US$50,000 and to issue 150,000 warrants to the lenders. Each of the warrants can be exercised to purchase one share of common stock through March 5, 2001 at an exercise price of US$4.00 per share. We plan to repay these loans from the proceeds of this offering.

     The description above represents our best estimate of the uses of the net proceeds to be received in this offering, based on current planning and business conditions. The precise allocation of funds among these uses will depend on:

     -  the amount of cash generated by our operations;

     -  the success of our drilling program; and

     -  the emergence of future opportunities.

     We believe that our existing revenue, capital resources and the net proceeds of this offering will be sufficient to maintain our current and planned operations for a period of at least 12 months from the date of this prospectus.

                          PRICE RANGE OF COMMON STOCK

     Our shares of common stock trade on the Canadian Venture Exchange under the symbol "WLX". The following table sets forth the high, low and closing sale prices, in Canadian dollars, and volume of trading of our common stock, as reported by the Exchange, for the periods shown.

PERIOD                                                        HIGH    LOW     CLOSE    VOLUME
------                                                        ----    ----    -----    -------
                                                               $       $        $         #
1998
Quarter ended September 30..................................  0.50    0.26    0.42      48,600
Quarter ended December 31...................................  0.65    0.21    0.64     207,700
1999
Quarter ended March 31......................................  1.50    0.50    1.45     587,800
Quarter ended June 30.......................................  1.70    0.70    0.41     209,100
Quarter ended September 30..................................  1.18    0.41    1.00     232,800
Quarter ended December 31...................................  1.05    0.58    0.67     122,900
2000
Quarter ended March 31......................................  4.50    4.45    4.60     729,180
Month ended April 30........................................  5.25    4.45    5.25     456,400
Month ended May 31..........................................  6.25    5.50    6.15      80,800
June 1 through 15...........................................  6.35    6.25    6.35      37,900

     Our shares of common stock have traded on the National Quotation Bureau's pink sheets under the symbol "WLKSF" since April 26, 2000. The following table sets forth the bid prices, in U.S. dollars, as reported on the pink sheets, for the periods shown.

PERIOD                                                        HIGH      LOW     CLOSE
------                                                        -----    -----    -----
April 26 through 31, 2000...................................  $3.50    $3.41    $   3.47
May 1 through 31, 2000......................................  $4.15    $3.65    $   3.90
June 1 through 15, 2000.....................................  $4.28    $4.03    $   4.28

     Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

     At June 12, 2000 there were 4,432,639 issued and outstanding shares of common stock held of record by 73 stockholders.

                                DIVIDEND POLICY

     We plan to retain all of our earnings, if any, to finance the expansion of our business and for general corporate purposes. We have not paid any cash dividends on our common stock and do not expect to declare to pay any cash or other dividends in the foreseeable future. In addition, the terms of our current banking credit facility prohibits us from declaring and paying dividends except from assets which are in excess of the required amount of security, and Alberta corporate law prohibits the payment of dividends unless stated solvency tests are met.

                                 CAPITALIZATION

     The following table sets forth Westlinks' consolidated capitalization as at March 31, and May 31, 2000 and as adjusted to give effect to the Sounding Lake asset acquisition and to the sale of 1,000,000 shares of common stock and 1,000,000 warrants in this offering. All monetary amounts are in Canadian dollars.

                                                                       OUTSTANDING AS AT    AS ADJUSTED AT
                                                  OUTSTANDING AS AT      MAY 31, 2000        MAY 31, 2000
                                   AUTHORIZED      MARCH 31, 2000          (1)(2)(3)          (1)(2)(3)
                                   -----------    -----------------    -----------------    --------------
Long-term debt(4)................  $12,500,000(4)    $ 4,400,000          $14,824,715        $12,536,140
                                                     -----------          -----------        -----------
Common stock.....................    unlimited         3,890,958            3,890,958         10,232,313
Common stock issued..............                     (4,432,639)          (4,432,639)        (5,432,639)
Additional paid-in capital.......                        150,500              150,500            150,500
Accumulative earnings............                        485,910              485,910            485,910
                                                     -----------          -----------        -----------
  Total stock-holders' equity....                      4,527,368            4,527,368         10,868,723
                                                     -----------          -----------        -----------
Total capitalization.............                    $ 8,927,368          $19,352,083        $23,404,863
                                                     ===========          ===========        ===========

---------------
(1) As at June 20, 2000, a total of 443,000 shares of common stock are reserved for issuance pursuant to outstanding director and employee stock options, of which 53,000 are exercisable at $2.00 per share and 390,000 are exercisable at $6.15 per share, and a total of 150,000 shares of common stock are reserved for issuance pursuant to 150,000 common stock purchase warrants, which are exercisable at US$4.00 per share.

(2) Up to 1,000,000 shares of common stock are reserved for issuance pursuant to outstanding common stock purchase warrants to be issued pursuant to this offering, exercisable at US$ -- per share, and 100,000 underwriter's warrants are exercisable at US$ -- per share.

(3) Net of expenses from the issue of the shares of common stock and warrants, estimated to be $1,410,058.

(4) In May, 2000, Westlinks negotiated a new revolving credit facility which requires monthly interest payments, subject to the bank's right of demand. The loan bears interest at the bank's prime rate plus 0.25% per annum. The loan is secured by a general assignment of accounts receivable and a first fixed and floating charge debenture in the amount of $25,000,000 over all assets. Westlinks' revolving credit facilities in effect at March 31, 2000 had a limit of $5,350,000.

                            SELECTED FINANCIAL DATA

     The following tables present selected historical financial data for Westlinks derived from our financial statements. The data should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included elsewhere in this prospectus. All monetary amounts are expressed in Canadian dollars. On June 12, 2000 the exchange rate, being the noon buying rate in New York City for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York, was C$1.00 = US$0.6773.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:

                                                      UNAUDITED
                                                 THREE MONTHS ENDED             YEAR ENDED
                                                      MARCH 31,                DECEMBER 31,
                                                 -------------------    --------------------------
                                                   2000       1999       1999      1998      1997
                                                 --------    -------    ------    ------    ------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue....................................   $1,355      $ 317     $2,075    $1,697    $1,055
Gross profit...................................      950        160      1,292       848       617
Operating expenses.............................      405        157        782       849       438
Exploration expenses...........................       --          9        148         4        35
General and administrative expenses............      214        121        719       427       176
Interest.......................................       64         16        132       185        74
Depreciation and depletion.....................      353        148        842       805       352
Gain (loss) from operations....................      318       (134)      (548)     (572)      (21)
                                                  ------      -----     ------    ------    ------
Net income (loss)..............................   $  172      $ (77)    $  (50)   $  254    $  215
                                                  ======      =====     ======    ======    ======
Net income (loss) per share....................   $ 0.04      $0.03     $(0.02)   $ 0.11    $ 0.16
                                                  ======      =====     ======    ======    ======

     The following table is a summary of our balance sheets as of December 31, 1999 and March 31, 2000. The column labelled "As Adjusted" reflects our receipt of estimated net proceeds from the sale of 1,000,000 shares of common stock and 1,000,000 warrants at an assumed public offering price of US$5.00 per share and US$0.25 per warrant (converted to C$7.75 on the basis of C$1.00 = US$0.6773), after deducting underwriting discounts, commissions and estimated expenses.

CONSOLIDATED BALANCE SHEET DATA:

                                                                                  UNAUDITED
                                                                                MARCH 31, 2000
                                                            DECEMBER 31,    ----------------------
                                                                1999        ACTUAL     AS ADJUSTED
                                                            ------------    -------    -----------
                                                                        (IN THOUSANDS)
Cash and cash equivalents.................................     $   42       $     8      $4,061
Accounts receivable.......................................        685         1,256       1,256
Capital assets............................................      7,017        10,044      20,468
Total assets..............................................      7,744        11,308      25,785
Total stockholders' equity................................      3,978         4,527      10,869

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

     The following discussion is to inform you about our financial condition, liquidity and capital resources as of March 31, 2000, March 31, 1999, December 31, 1999 and December 31, 1998 and the results of operations for the three months ended March 31, 2000 and March 31, 1999 and for the years ended December 31, 1999 and 1998 and for the period from commencement of operations, April 1, 1997, through December 31, 1997. The information is expressed in Canadian dollars.

THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     Cash flows provided from operating activities were $1,158,863 for the first quarter of 2000 compared to an outflow of $70,054 for the first quarter of 1999. The increase was largely due to higher income and an increase in working capital requirements.

FINANCING ACTIVITIES

     Westlinks increased total debt by $1.8 million in the first quarter of 2000 and by $250,000 in the first quarter of 1999. In both quarters, the funds were used to acquire capital assets. At March 31, 2000, Westlinks had drawn $4.4 million of its $5.35 million revolving operating facilities.

     During the first quarter of 2000, $378,128 was raised from the exercise of common stock options to assist in the funding of asset acquisitions and drilling activities.

INVESTING ACTIVITIES

     Investing activities for the first quarter of 2000 amounted to $3,489,069 compared to $240,480 in the first quarter of 1999. The increase in the first quarter of 2000 was due to the Mitsue acquisition and the drilling of three wells in Bigoray.

     During the first quarters of 2000 and 1999 several non-core properties were disposed of for proceeds of $118,200 and $9,449, respectively.

RESULTS OF OPERATIONS

     Gross revenue from oil and gas production was $1,740,985 in the first quarter of 2000 compared to $352,491 in the first quarter of 1999 which represents an increase of 394%. The increase was due to the Sylvan Lake and Bigoray acquisitions made late in 1999, the Mitsue acquisition during the first quarter of 2000 and receipt of higher prices for oil and gas in 2000.

     Oil revenues before royalties increased 443% in the first quarter of 2000 to $1,695,519 from $312,351 in the first quarter of 1999. This was due to increased volumes and higher oil prices. Oil production increased 141% from 20,165 barrels in the first quarter of 1999 to 48,513 barrels in the first quarter of 2000. During the first quarter of 2000 Westlinks' average price realized was $34.95 per barrel of oil compared to $15.49 per barrel of oil during the first quarter of 1999.

     Gas revenues before royalties increased 13% in the first quarter of 2000 to $45,466 from $40,140 in the corresponding quarter of 1999. The increase was due to higher gas prices. Total volumes decreased from 20,016 mcf in the first quarter of 1999 to 10,895 during the first quarter of 2000 as a result of sales of non-core properties. The average price realized during the first quarter of 2000 was $4.17 per mcf compared to $2.00 in the first quarter of 1999.

     Total royalties for the first quarter of 2000 and 1999 were $385,860 and $35,557 respectively. As a percentage of oil and gas revenues, royalties were 22% during the first quarter of 2000 compared to 10% during the first quarter of 1999. The increase was mainly due to Westlinks' purchase of producing properties that are not eligible to receive Alberta Royalty Tax Credits. This credit significantly reduces the impact of provincial Crown royalties.

     In the Province of Alberta, a producer of oil or natural gas is entitled to a credit against the royalties payable to the province by virtue of the Alberta royalty tax credit, or ARTC, program. The ARTC rate is based on a price-sensitive formula and the ARTC rate varies between 75% at prices at and below $100 per thousand cubic metres and 25% at prices at and above $210 per thousand cubic metres. The ARTC rate is applied to a maximum of $2,000,000 of Alberta provincial royalties payable for each producer or associated group of producers. Provincial royalties on production from producing properties acquired from a corporation claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate will be established quarterly based on the average "par price" as determined by the Alberta Department of Energy for the previous quarterly period.

     Operating expenses increased 158% from $157,134 in the first quarter of 1999 to $405,464 in the first quarter of 2000. On a barrel of oil equivalent basis, operating costs for the first quarters of 2000 and 1999 were $8.17 and $7.09 respectively. The increases were due to the recent acquisitions.

     Total exploration costs during the first quarter of 1999 were $9,114; no exploration costs were incurred during the first quarter of 2000. Westlinks follows the "successful efforts" method of accounting for its oil and gas exploration and development costs, which requires any capital expenditures incurred that do not result in economical reserves to be charged to exploration expense.

     General and administrative expenses increased 77% from $121,129 during the first quarter of 1999 to $214,175 in the first quarter of 2000. On a barrel of oil equivalent basis, administrative costs decreased from $5.46 in the first quarter of 1999 to $4.32 for the corresponding quarter in 2000. The increase in administrative costs was a result of hiring additional staff and recent property acquisitions. The decrease in administrative costs on a barrel of oil equivalent basis resulted from increased volumes and Westlinks' efforts to maintain the infrastructure while increasing production.

     Interest expense for the first quarter of 2000 was $64,356 compared to $16,393 in the first quarter of 1999. The increase was a result of increased debt outstanding. At the end of the first quarter of 2000 total debt outstanding was $4.4 million as compared to $1.0 million at the end of the first quarter of 1999.

     Depletion and depreciation for the first quarter of 2000 and 1999 was $352,928 and $147,657, respectively. On a barrel of oil equivalent basis, depletion and depreciation were $7.12 and $6.66 respectively. The increase reflects a higher cost base in Westlinks' capital assets.

     During the first quarter of 1999 Westlinks disposed of a non-core oil and gas property which resulted in a gain of $8,377. There were no disposals in the first quarter of 2000.

     Future income taxes expense amounted to $146,596 in the first quarter of 2000 compared to a recovery of $48,955 in 1999. The expense was a result of the timing of deductions for accounting purposes and the imposition of taxes on oil and gas assets. The recovery in 1999 was attributable to loss carry-forwards not previously recognized.

     Net income for the first quarter of 2000 was $171,606 as compared to a loss of $77,131 for the first quarter of 1999.

SUBSEQUENT EVENTS

     Subsequent to March 31, 2000 Westlinks negotiated a new credit facility with a Canadian bank. The new loan consists of a revolving production loan facility totalling $12.5 million. The revolving production loan facility was capped at $7.5 million until the Sounding Lake acquisition was closed and bears interest at prime plus one quarter of one percent. The facility is subject to review annually with only interest payable monthly.

     Subsequent to March 31, 2000, Westlinks purchased a producing property for approximately $1.7 million. In addition Westlinks disposed of various non-core producing properties totalling approximately $1.2 million.

     On April 6, 2000 Westlinks signed a purchase and sale agreement with another company to purchase Sounding Lake, a petroleum and natural gas property, for approximately $11.9 million, which closed on May 16, 2000. Westlinks financed the purchase using working capital of $1.5 million, bank financing of $8.1 million and the private financing of $2.3 million described below.

     On June 5, 2000, Westlinks borrowed US$1,550,000, being C$2,288,575, from six non-affiliated lenders. The loans accrue interest at the rate of 12% per annum and are repayable on or before February 5, 2001. Prepayments can be made without interest penalty and Westlinks intends to repay the financing from the net proceeds of this offering. The lenders were granted a set-up fee in the amount of US$50,000 and 150,000 warrants. Each warrant may be exercised to purchase one share of common stock at an exercise price of US$4.00 per share through March 5, 2001.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM APRIL 1, 1997 THROUGH DECEMBER 31, 1997

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     Westlinks' working capital was a deficit of $1,034,967 at December 31, 1999 compared to a deficit of $17,473 at December 31, 1998. Under U.S. GAAP the deficit would be $2,559,967 due to the reclassification of the long-term debt to current liabilities. The increase in the deficit between December 31, 1998 and December 31, 1999 was largely due to the increase in the current portion of the long-term debt from $100,000 to $1,075,000. At December 31, 1999 and 1998 Westlinks had a revolving reducing credit facility with a Canadian bank. The current portion of the loan reflects the required reduction in the facility. Annually, the facility is reviewed and, due to acquisitions and successful drilling results, the facility has been increased and no loan reductions have been required. The reduction in the deficit between December 31, 1997 and December 31, 1998 was due to the replacement of short term debt in the amount of $1,680,538 with long-term debt.

     Cash flows provided from operating activities were $304,710 in 1999, $681,219 in 1998 and ($100,252) in 1997. The 1999 decrease can be primarily attributed to increases in working capital requirements. The increase in 1998 from 1997 was due to an increase in net income and a decrease in working capital requirements.

FINANCING ACTIVITIES

     Westlinks' ability to maintain and grow its operating income and cash flow is dependent upon continued capital spending to replace depleting assets. Westlinks believes its future cash flow from operations, borrowing capacity and future equity issues should be sufficient to fund capital expenditures and to service debt. However, our ability to raise additional funds at all, or to do so on acceptable terms, depends largely on factors beyond our control, such as world prices for oil and gas, prevailing interest rates, general economic conditions and the matters discussed above under the caption "Risk Factors".

     Westlinks increased total debt by $1.8 million in 1999 and by $800,000 in 1998. The 1999 and 1998 increases were used for capital expenditures. Westlinks had no long term debt in 1997 but did have an agreement payable of $3.8 million with respect to the acquisition of IG Resources Ltd. In 1998 the agreement payable was partially paid and the balance was replaced with bank debt.

     In 1999 Westlinks raised $1,237,278 from the issue of shares through private placements and the exercise of stock options. In 1998 no shares were issued for cash. In 1997 $906,552 was raised by way of private placements and the exercise of stock options.

INVESTING ACTIVITIES

     The timing of most of Westlinks' capital expenditures is discretionary. Westlinks has no material long-term commitments associated with its capital expenditure plans or operating agreements. Consequently, Westlinks has a significant degree of flexibility to adjust the level of such expenditures as circumstances warrant. The level of capital expenditures will vary in future periods depending on the success we experience on planned infill drilling activities, oil and gas price conditions and other related economic factors.

     Financing for budgeted expenditures will be accomplished by the use of internally generated funds, existing credit lines, proceeds from the selective sale of non-core assets and new equity financing.

     Capital expenditures amounted to $3,768,926, $277,021 and $583,509 in 1999, 1998 and 1997, respectively. The increase in 1999 from 1998 was due to the purchase of two producing properties,

Sylvan Lake and Bigoray, in the fourth quarter, for approximately $3.6 million. Capital expenditures decreased in 1998 compared to 1997 as a result of the acquisition of the assets of IG Resources' assets for approximately $3.9 million late in the third quarter of 1997. In addition, late in 1997, Westlinks purchased all the issued and outstanding shares of Rainee Resources Ltd. for approximately $428,000.

     In 1999 Westlinks purchased all the issued and outstanding shares of a separate subsidiary for $400,000. This purchase resulted in Westlinks having the right to acquire the Bigoray property.

     The proceeds on disposal of capital assets for 1999, 1998 and 1997 were $796,800, $2,027,700 and $40,000, respectively. These proceeds were from the sale of non-core, non-operated oil and gas properties.

RESULTS OF OPERATIONS

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

     Total oil and gas revenue net of royalties was $2,073,121 in 1999 compared to $1,689,935 in 1998 which represents a 23% increase. The revenue increased due to higher commodity prices, especially crude oil in the last half of 1999, and increased volumes.

     Oil sales revenue before royalties increased 62% from $1,465,292 in 1998 to $2,379,417 in 1999. This increase was primarily due to a 57% increase in the realized prices. In 1999, Westlinks' average per barrel crude oil price realized was $25.45 compared to $16.94 in 1998. The revenue for 1999 has been adjusted to reflect the cost of Westlinks' hedging program, which totalled $72,882 in 1999. In addition, oil production increased from 86,511 barrels to 93,487 barrels representing an increase of approximately 8%. The increase in production was due to acquisitions made in the fourth quarter of 1999.

     During the fourth quarter of 1999, Westlinks made two significant producing oil property acquisitions at Bigoray and Sylvan Lake. The increase in production from these properties on a daily basis was 175 barrels per day and 80 barrels per day, respectively. Actual production during the month of December was 440 barrels of oil equivalent per day compared to the 1999 yearly average of 279 barrels of oil equivalent per day.

     Gas revenue before royalties decreased 58% from $320,880 in 1998 to $136,039 in 1999 as a result of the sale of several non-core properties during the year. Overall gas production volumes were down 72% from 220,400 mcf in 1998 to 61,068 mcf in 1999. Actual gas prices realized increased from $1.46 per mcf in 1998 to $2.23 per mcf in 1999.

     Total royalties for 1999 and 1998 were $442,335 and $96,237 respectively. As a percentage of oil and gas revenue, royalties were 18% in 1999 and 5% in 1998. The increase is largely due to Westlinks' purchase of producing properties that are not eligible to receive Alberta Royalty Tax Credits, which significantly reduce the impact of Crown royalties, and the settlement of a gross overriding royalty dispute. During 1998, due to a dispute on the calculation of gross overriding royalties, Westlinks stopped paying the royalties. The dispute was resolved in 1999 and the gross overriding royalties pertaining to 1998 were paid and recorded in 1999. In addition, Crown royalties are calculated on a sliding scale basis and were impacted by rising commodity prices.

     Operating costs were $782,281 in 1999 which were 8% lower than the 1998 operating costs of $849,107. On a barrel of oil equivalent basis, operating costs were $7.85 in 1999 compared to $7.82 in 1998. The overall decrease was the result of the sale of non-core properties with higher operating costs.

     Because Westlinks follows the "successful efforts" method of accounting, capital expenditures that are incurred which do not result in economical recoverable reserves are charged to exploration expenses. Exploration expenses were $148,125 in 1999 compared to $3,570 in 1998. The majority of this increase was due to the costs incurred in an unsuccessful attempt to acquire various interests in independent oil and gas companies.

     General and administrative expenses increased 68% from $426,895 in 1998 to $718,569 in 1999. On a barrel of oil equivalent basis administrative expenses increased from $3.93 to $7.21. The increase was largely due to a one-time management restructuring charge of approximately $190,000 and the addition of staff during the last quarter as a result of the property acquisitions. Administrative costs for the fourth quarter of 1999 decreased to $5.04 per barrel of oil equivalent as a result of the fourth quarter acquisitions.

     Interest expense decreased 29% from $185,153 in 1998 to $131,872 in 1999. The decrease was due to lower debt outstanding for the first three quarters of 1999 as compared to 1998. Due to the acquisitions in the fourth quarter, long term debt increased to $2.6 million by year end.

     Depletion and depreciation for 1999 and 1998 were $841,580 and $804,943 respectively. On a barrel of oil equivalent basis, depletion and depreciation were $8.45 and $7.42 respectively. The increase reflects a higher cost basis in Westlinks' capital assets.

     During 1999 Westlinks sold several non-core oil and gas properties, which resulted in a gain of $91,402. In addition, an investment in a private company was sold which resulted in a gain of $160,000. During 1998, non-core properties were sold which resulted in a gain of $946,738.

     During the years ended December 31, 1999 and December 31, 1998 Westlinks had interest income of $1,493 and $7,373 respectively. The decrease was due to lower average cash balances for the 1999 period as compared to the 1998 period.

     Net income before taxes for 1999 and 1998 was $(296,411) and $374,378, respectively.

     Westlinks accounts for income taxes using the liability method of income tax allocation. Under this method, income tax assets and liabilities are recorded to recognize future income tax inflows and outflows arising from the settlement or recovery of assets and liabilities at the carrying values. Income tax assets are also recognized for the benefits from tax losses and deductions that cannot be identified with particular assets or liabilities. The future income taxes assets and liabilities are determined based on the tax laws and rates that are anticipated to apply in the period of realization. In 1999, Westlinks had a future income tax recovery of $246,884 compared to future income taxes of $120,297 in 1998. The recovery was largely due to loss carryforwards not previously recognized.

     As at December 31, 1999, Westlinks has not paid any income taxes. Westlinks currently has approximately $485,000 of tax loss carryforwards and $5.3 million of tax pools, which can be used to reduce future taxes payable.

     In 1999, Westlinks reported a net loss of $49,527 compared to net income in 1998 of $254,081.

Year Ended December, 1998 Compared to Period From April 1, 1997 through December 31, 1997

     Total oil and gas revenue net of royalties increased 61% from $1,052,358 in 1997 to $1,689,935 in 1998. This overall increase was due to a full year of production in 1998. Westlinks began operations on April 1, 1997 with four producing properties. On September 1, 1997 Westlinks acquired IG Resources Ltd. which added another ten producing properties and in late December 1997, Rainee Resources Ltd., an oil and gas producing company, was purchased although no revenue was attributed to it for 1997.

     Oil revenue before royalties in 1998 was $1,465,292 compared to $843,118 in 1997, which represents a 74% increase. The increase was due to increased volumes offset by lower prices. Oil production increased 144% from 35,386 barrels in 1997 to 86,511 barrels in 1998. The increase was a result of a full year's production in 1998 as compared to a partial year of production in 1997. In 1998 Westlinks' average crude oil price realized was $16.94 per barrel compared to $23.83 per barrel in 1997.

     Gas revenue before royalties decreased 9% in 1998 to $320,880 as compared to $353,795 in 1997. The decrease was due to lower prices offset in part by higher volumes. Actual gas prices realized were $1.46 per mcf in 1998 and $1.98 per mcf in 1997. Total volumes increased from 178,570 mcf in 1997 to 220,400 mcf in 1998.

     Total royalties for 1998 and 1997 were $96,237 and $144,555, respectively. As a percentage of oil and gas revenue royalties were 5% in 1998 and 12% in 1997. The decrease in 1998 was the result of a dispute between Westlinks and the operating partner of one of the producing properties. As a result, Westlinks stopped paying the gross overriding royalties. The dispute was resolved subsequent to 1998 and the royalties were paid and recorded at that time.

     Operating expenses increased 94% from $438,594 in 1997 to $849,107 in 1998. On a barrel of oil equivalent basis, operating costs were $8.24 in 1997 and $7.82 in 1998. The overall increase from 1997 to 1998 reflects a full year of operating costs. Costs decreased on a per barrel basis due to higher production volumes and Westlinks' continuing efforts to reduce costs.

     The "successful efforts" method of accounting requires that capital expenditures incurred that do not result in economical recoverable reserves must be charged to exploration expense. Total exploration expenses for 1998 and 1997 were $3,570 and $35,000, respectively.

     General and administrative expenses increased 143% from $175,965 in 1997 to $426,895 in 1998. On a barrel of oil equivalent basis, administrative costs increased from $3.30 to $3.93 which reflects the hiring of additional staff.

     Interest expense increased 150% from $74,128 in 1997 to $185,153 in 1998. The increase was a result of bank debt being outstanding for most of 1998 compared to four months in 1997. Interest expense in 1997 covered only for the period from September, 1997, when the assets of IG Resources Ltd. were acquired for $3.9 million, to the end of the year. During 1998, the amount was outstanding during a portion of the fourth quarter.

     Depletion and depreciation for 1998 was $804,943 compared to $352,400 in 1997. On a barrel of oil equivalent basis depletion and depreciation was $7.42 and $6.62. The increase reflects a higher cost base in Westlinks' capital assets.

     In 1997 and 1998, Westlinks sold non-core oil and gas properties which resulted in gains of $280,000 and $946,738, respectively. In addition, in 1997 an investment was sold which resulted in a gain of $13,437. No investments were sold in 1998. Interest income in 1998 was $7,373 compared to $3,006 in 1997. The increase was due to a higher average cash balance during 1998 as compared to 1997.

     Net income before taxes was $374,378 in 1998 and $272,714 in 1997.

     Westlinks accounts for income taxes using the liability method. Future income taxes in 1998 were $120,297 as compared to $57,464 in 1997. This increase was due to the difference in the timing of deductions for accounting and tax of oil and natural gas properties.

RISK MANAGEMENT

     Periodically, Westlinks will enter into fixed price crude oil sales contracts in an attempt to set future cash flows. Westlinks has currently entered into two separate crude oil sale contracts, which require the daily delivery of 100 barrels at $29.70 per barrel and 100 barrels at $32.00 per barrel. Both crude oil sale contracts expire in August 2000.

OTHER MATTERS

     The current increase in commodity prices, combined with a strengthening economy, has contributed to a slightly stronger Canadian dollar. The pace of economic recovery in the U. S. has put pressure on the Bank of Canada to raise short term lending rates, which has pushed Canadian prime lending rates to 7.0% percent, increasing Westlinks' cost to borrow money.

     Accessing capital when required and at competitive rates is highly dependent on market conditions. Westlinks has utilized various financing vehicles to fund its capital programs, including private placements of common shares and asset sales. Westlinks continuously monitors its capital mix, paying particular attention to its debt levels, as market conditions remain volatile. There can be no assurance that Westlinks can continue to raise funds to finance its capital programs.

     There are numerous uncertainties inherent in estimating quantities of reserves and the cash flows that would result from these reserves, many of which are beyond our control.

     Our future reserves, production and cash flows are dependent on our success in developing our current reserve base and acquiring additional property for development. Without the addition of reserves, our existing reserves and production are subject to continued decline.

                                    BUSINESS

HISTORY

     Westlinks was organized on June 30, 1998 by the amalgamation of Temba Resources Ltd. and PTR Resources Ltd. under the laws of the Province of Alberta, Canada. Our predecessor, Temba Resources Ltd., was incorporated in Alberta on July 31, 1996 and at the time of the amalgamation had acquired oil and gas production of approximately 106 thousand cubic feet of gas per day and 27 barrels of oil per day from 19 oil wells and one gas well. Immediately prior to the amalgamation which created Westlinks, Temba Resources amalgamated with its wholly owned subsidiary, Rainee Resources Ltd. Our predecessor, PTR Resources, was incorporated in Alberta on September 18, 1992 as 542275 Alberta Ltd.; changed its name to Ablevest Holdings Ltd. on January 14, 1993, and to PTR Resources on December 1, 1997. PTR Resources originally held a 2.5% working interest in mineral leases on 8.5 sections of land in Alberta.

OUR BUSINESS

     We are an operating oil and gas company that drills, operates and exploits development crude oil and natural gas wells in our core areas in western Canada. Our capital budget for 2000 of approximately $5.3 million, which is subject to available funds, includes amounts for drilling eight development wells in our core areas. The 2000 drilling is currently anticipated to be wells drilled in the Sylvan Lake area, but each specific site and area is subject to the results of our analysis of seismic studies and the results of our previous drilling, and the development of new opportunities as the year progresses.

BUSINESS STRATEGY

     We have an experienced management team that attempts to apply as many as possible of the following strategies to the search for oil and gas:

Low Risk Development Projects

     We concentrate our efforts on oil and gas properties that offer opportunities for low risk development. Typical types of low risk developments are the drilling of infield and step-out wells, the installation of central facilities to handle higher production volumes and the completion of other productive zones within wells.

Consolidation of Adjacent Assets

     We seek property acquisitions and development opportunities on lands that are in close proximity to our producing fields. These close-in acquisitions create the ability to reduce operating costs by consolidating facilities. Moreover, drilling costs are lower when wells are drilled as part of a multi-well program, due to reduced rig moving costs and other efficiencies.

Cost Effective Acquisitions

     We seek acquisition of oil and gas producing properties at prices that allow the base production for the property to pay the acquisition cost within a reasonable time frame. We attempt to avoid paying for unproven or probable production in the purchase price.

Emphasis on Development Drilling

     We concentrate our drilling activities on low risk development wells located in or near our established core production areas. This strategy helps to reduce risk and costs, and enables new wells to be put on production more quickly. We generally do not engage in high-risk exploratory or "wildcat" drilling.

Use of Seismic and Other Data in Site Selection

     We use the analysis of seismic data, including three dimensional seismic, whenever its use is appropriate for the geology and is cost effective, to further minimize drilling risk. We also use information from adjacent wells, including petrophysical data, production records and completion data to help reduce our risk and costs.

Selection of Properties

     We select properties for acquisition and development where we believe we can become the operator and that we believe offer us the opportunity to reduce operating costs and maximize economies of scale, thereby improving operating profitability. We have used this strategy in development of our core areas in central Alberta, an area of moderate drilling costs, multi-zone potential, year round accessibility and good gas plant and pipeline infrastructure.

SUMMARY OF OIL AND GAS OPERATIONS

     Capitalized costs at December 31, 1997, 1998 and 1999 relating to Westlinks' oil and gas activities, expressed in Canadian dollars, are summarized as follows:

                                                              1997(1)    1998     1999
                                                              -------    ----    ------
Property acquisition........................................  $ 3,410    $294    $2,659
                                                              =======    ====    ======
Exploration.................................................  $    --    $ --    $   --
                                                              =======    ====    ======
Development.................................................  $    50    $ 27    $  341
                                                              =======    ====    ======

---------------

(1) From commencement of activities on April 1, 1997.

PROPERTIES

     Westlinks' current oil and gas operations and activities are focused in four core areas, plus some minor properties in a non-core area, described below. In accordance with the standard practice in the Canadian oil and gas industry, the working interests described below are the percentage ownership of the oil and gas production before payment of royalties.

Bigoray Area, Alberta

     The Bigoray property, consisting of an 89% working interest in 1,280 acres of land, including one producing oil well, one water injection well, and five suspended oil wells, was acquired by Westlinks in September, 1999. We are the operator of this property. The Bigoray property is located in central Alberta, about 70 miles west of the city of Edmonton, in a forested area on government owned lands. Light crude oil is produced from reservoirs within the Cretaceous Cardium Formation, at a depth of about 4,700 feet, which is up to 45 feet thick, along with shallower Belly River Formation reservoirs, which are up to 25 feet thick. The Cardium oil pool was deposited as an off-shore marine bar and consists of course-grained sandstones and conglomerates. It has been under waterflood to increase the recovery of oil since 1982. Cumulative production of oil from the property from the Cardium formation has been about 2.2 million barrels. The crude is light at 32 degree API, API being an indication of specific gravity of crude oil measured on the American Petroleum Institute gravity scale, and sweet, meaning low in sulphur, and is transported via pipeline to Edmonton. Good infrastructure is in place, including roads, electricity, pipelines, and producing facilities.

     At the time of purchase, the property was producing about 100 barrels per day of oil from one well. In November, 1999 Westlinks re-completed a suspended well as a Belly River oil well which increased the total operated Bigoray production to about 150 barrels per day of oil. The Belly River formation consists of fine to medium grained well-sorted sandstones, deposited in coarsening-upward shoreline sequences, which pass laterally and upward into marine shales. Commencing in February, 2000, Westlinks drilled three Cardium development wells of which two were successfully completed as oil wells. Current production from the field is about 275 barrels of oil per day. Westlinks plans to drill two additional wells on the property.

Mitsue Area, Alberta

     The Mitsue property, consisting of a 94% working interest in 9,920 acres of land, including three producing oil wells, was acquired by Westlinks in February, 2000. We are the operator of this property. The Mitsue property is located in Northern Alberta, about 125 miles northwest of the city of Edmonton. The property is located in a forested area on Government owned lands. Light, 43 degree API, sweet crude oil is produced from the Devonian Gilwood sand formation at a depth of about 5,600 feet, which is up to 30 feet thick. The Gilwood sandstone is a braided fluvial deposit derived from erosion of the granitic Peace River Arch land mass to the west. Oil production has averaged approximately 90 barrels of oil per day.

     The property is adjacent to a large Gilwood sand unit that is operated by a major oil company. Westlinks' oil is produced through flow lines to facilities operated by the unit, and then pipelined to Edmonton. Westlinks acquisition in Mitsue was for the Gilwood sand formation only and the vendor retains the rights to other formations. There are a number of suspended wells on the Mitsue property, which we can elect to retain or return to the vendor. Wells we elect to keep can be re-worked, but Westlinks will be responsible for the costs of abandoning the wells it elects to keep. The property also has a large inventory of good quality oilfield equipment which Westlinks has the right to salvage for sale or use in development at Mitsue or elsewhere. Westlinks has identified two suspended Gilwood sand oil wells that can be re-equipped for production. A reservoir study is being undertaken to help plan development for the area. Development options include the re-activation of shut in wells, waterflood modifications and the drilling of additional wells.

Sounding Lake Area, Alberta

     The Sounding Lake area is located in east central Alberta. Oil production from the Sounding Lake area is taken from Cretaceous aged sandstone reservoirs known as the Dina, Cummings and the General Petroleum encountered at depths of about 2,800 feet or less. In 1998 we acquired a non-operated working interest averaging about 20% in a Dina sand pool with oil pay thickness of up to 20 feet at Sounding Lake consisting of 1,270 acres and about 35 producing wells. In May, 2000, Westlinks acquired, effective January 1, 2000, working interests of about 36% in this pool as well as working interests averaging about 91% in 21 producing oil wells. We are the operator of the newly acquired assets in Sounding Lake. The oil gravity averages about 30 degrees API. The area is primarily farm land and there is well developed infrastructure in place. Westlinks' current oil production from the area is over 950 barrels per day and gross land interests total about 6,400 acres. Potential development for the area consists of the consolidation of facilities, the implementation of a waterflood, and the drilling of additional wells.

     The portion of the Sounding Lake assets purchased in 2000 had a purchase price of $11.9 million, which was financed by loans from a group of unaffiliated investors, plus some bank financing and working capital. Net proceeds from this offering will be used to repay the investor loans. The Sounding Lake acquisition was effective January 1, 2000. Following our financial statements in this prospectus is a pro forma balance sheet at March 31, 2000 which shows the effect of this acquisition.

Sylvan Lake Area, Alberta

     The Sylvan Lake property is located in central Alberta, about 15 miles west of the City of Red Deer. Westlinks has a working interest of 94% in three producing oil wells and a saltwater disposal well on about 2,080 acres. The property is located in an area of mixed farming and can be accessed year-round. Heavy crude oil of 16 degree API is produced from the Mississippian Pekisko formation. The producing zone is up to 120 feet thick and the oil resource in place is calculated at up to one million barrels per 40 acres. Good infrastructure is in place, including roads, electricity, and producing facilities. Westlinks acquired the Sylvan Lake property in September 1999.

     Since acquiring the property we have modified the facilities and streamlined the operations to prepare for additional development. Westlinks has negotiated a farmin and option agreement on another 640 acres of land adjacent to its holdings. A farmin is an agreement to drill mineral rights owned or leased by another party, in which interests are earned by the party drilling the wells. Westlinks is currently finalizing interpretation of a three dimensional seismic survey that was recently shot over its land. Westlinks spudded a development well in early May 2000 that is a 200 metre offset of an existing well that production tested over 200 barrels of oil per day from the Pekisko but was completed as natural gas well in a shallower formation. Westlinks has identified several additional drilling locations on its lands in Sylvan Lake, including the other seven proposed wells to be drilled in 2000.

Weyburn Area, Saskatchewan

     The Weyburn Property is a non-operated property consisting of 960 gross acres located about ten miles southeast of the town of Weyburn, Saskatchewan. Oil is produced from the Mississippian Midale formation at a depth of about 4,800 feet. Westlinks owns working interests of 6.8% and 8.25% in about ten producing wells that currently produce a total net oil volume, before royalty, of about 20 barrels per day.

RESERVES AND PRESENT VALUE SUMMARY

     The estimated oil and natural gas reserves of Westlinks and the associated estimated present value of estimated future net cash flows have been evaluated in a report as of April 1, 2000 prepared by Grant Trimble Engineering Ltd., independent engineers of Calgary, Alberta. As requested by Westlinks, the Grant Trimble report adopted certain information and findings from two recent reports prepared by another engineering firm, without further review. This permitted a consolidation of reserves and present value for all of Westlinks' holdings at April 1, 2000, including acquisitions in the Mitsue and Sounding Lake areas which closed in May, 2000 and were effective January 1, 2000. Accordingly, various references were made to the reports of the other engineering firm for Sylvan Lake dated September 1, 1999 and Bigoray dated July 1, 1999.

     The following table is based on the Grant Trimble report and shows the estimated share of the remaining oil, natural gas and natural gas liquids attributable to Westlinks and the estimated present value of estimated future net cash flows for these reserves, using constant prices and costs. All estimates of present value of future net cash flows are stated after provision for capital expenditures required to generate such revenues but prior to provision for indirect costs such as general and administrative overhead, income or production taxes, interest expense or abandonment liabilities, and prior to income tax. It should not be assumed that the estimated present values of future net cash flows are representative of the fair market value of the reserves. These recovery and reserve estimates of Westlinks' interests in the described properties are estimates only; the actual reserves in the properties in which we have an interest may be more or less than those calculated. Assumptions and qualifications relating to costs, prices and other matters are summarized in the notes to the following table. The extent and character of the material information supplied by Westlinks including, but not limited to, ownership, well data, production, price, revenues, operating costs and contracts were relied upon by Grant Trimble Engineering Ltd. in preparing the report. In the absence of such information, Grant Trimble Engineering Ltd. relied upon, with the approval of Westlinks, their opinion of reasonable practice in the industry. The Grant Trimble report may be examined at the office of Westlinks located at Suite 370, 800 - 6th Avenue S.W., Calgary, Alberta during normal business hours. All monetary amounts are expressed in Canadian dollars.

 ESTIMATED PETROLEUM AND NATURAL GAS RESERVES AND PRESENT WORTH AS AT APRIL 1,
                                    2000(1)

                                                            RESERVES            PRESENT WORTH -- BEFORE INCOME TAX
                                                        -----------------   -------------------------------------------
CATEGORY                             PRODUCT             GROSS      NET     UNDISC.    10%      12%      15%      20%
--------                             -------            -------   -------   -------   ------   ------   ------   ------
                                                                                                M$
Proved Producing                     Crude Oil (Mbbl)   2,617.7   2,203.5   57,424    38,682   36,431   33,569   29,813
                                     Sales Gas (Mmcf)      97.0      69.3       --        --       --       --       --
                                     C5 (Mbbl)             10.8       7.3       --        --       --       --       --
                                     C3 (Mbbl)             14.7      10.3       --        --       --       --       --
                                     ARTC                                      636       481      460      432      393
                                                                            ------    ------   ------   ------   ------
TOTAL Proved Producing with ARTC                                            58,060    39,163   36,891   34,001   30,206
                                                                            ======    ======   ======   ======   ======
Total Proved                         Crude Oil (Mbbl)   3,132.9   2,679.7   66,200    43,293   40,531   37,018   32,408
                                     Sales Gas (Mmcf)     795.2     623.3       --        --       --       --       --
                                     C5 (Mbbl)             16.4      11.0       --        --       --       --       --
                                     C3 (Mbbl)             14.7      10.3       --        --       --       --       --
                                     ARTC                                    1,032       802      769      726      665
                                                                            ------    ------   ------   ------   ------
TOTAL Proved with ARTC                                                      67,232    44,095   41,300   37,744   33,072
                                                                            ======    ======   ======   ======   ======

---------------

Notes:

(1) Definitions:

    "ARTC" means the Alberta Royalty Tax Credit.

    "C3" means propane.

    "C5" means condensate.

    "Gross" means the total of Westlinks' working interest share of reserves before deduction of Royalties.

    "Mbbl" means thousands of barrels.

    "Mmcf" means millions of cubic feet.

    "Net" means gross reserves after deduction of Royalties. In order to estimate reserves after giving effect to the deduction of provincial royalties, certain assumptions must be made including forecasts of future prices and production. The net reserves are based on forecasts by Grant Trimble Engineering Ltd. of these and other factors necessary to estimate provincial and other royalties.

    "Oil" means crude oil.

    "Proved oil and gas reserves" are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

     "Proved developed oil and gas reserves" are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included. Only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     "Proved non-producing oil and gas reserves" are those proved reserves that are not currently producing either due to lack of facilities and/or markets.

     "Royalties" means royalties paid to others. The royalties deducted from the reserves are based on the percentage royalties calculated by applying the applicable royalty rate or formula. In the case of Crown (the federal or provincial governments in Canada) sliding scale royalties which are dependent on selling price, the price forecasts for the individual properties in question have been employed.

     "Sales Gas" means natural gas which is produced for commercial sale.

(2) Price Forecast

     The following table sets out product price forecast utilized in the Grant Trimble Report.

          PRODUCT PRICE FORECAST BASED ON ALBERTA MARKET PRODUCT PRICES(9)
                             EFFECTIVE DECEMBER 31, 1999

                                                      GAS(2)
                                    OIL(1)            -------         NATURAL GAS LIQUIDS (NGL'S)(1)
                             ---------------------    ALBERTA    ----------------------------------------
                             EDMONTON    BOW RIVER     AECO        EDMONTON        EDMONTON     EDMONTON
                             LIGHT(3)    MEDIUM(4)    SPOT(5)    CONDENSATE(6)    PROPANE(7)    BUTANE(8)
    YEAR                      $/BBL        $/BBL       $/MCF         $/BBL          $/BBL         $/BBL
    ----                     --------    ---------    -------    -------------    ----------    ---------
    2000 forward.........     38.46        32.74       2.83          38.46          19.07         26.70

     Prices held constant to all future time.
     --------------------
     Notes:

     (1) Oil and byproducts subject to quality differentials and transportation adjustments.

     (2) Gas subject to heating value and transportation adjustments and specific contract restrictions.

     (3) Light oil prices for 40.0 degree API, 0.3% sulphur at Edmonton -- Source = Nickles Daily Oil Bulletin, January 3, 2000 for close on December 31, 1999.

     (4) Medium oil prices for 25.0 degree API crude into Imperial Bow River system -- Source = Nickles Daily Oil Bulletin, January 3, 2000 for close on December 31, 1999.

     (5) Alberta AECO spot price -- Source = Nickles Daily Oil Bulletin, January 3, 2000 for close on December 31, 1999.

     (6) Condensate price estimated to be equal to posted Par Price for Edmonton light crude -- Source = Nickles Daily Oil Bulletin, January 3, 2000 for close on December 31, 1999.

     (7) Propane price is from Shell Canada Limited posted Edmonton propane price for December 18, 1999 through January 14, 2000.

     (8) Butane price is from Shell Canada Limited posted Edmonton butane price for December 10, 1999 through January 12, 2000.

     (9) December 31, 1999 market prices used, as indicated in SEC Division of Corporate Finance Staff Interpretation regarding Oil and Gas Prices in Standardized Measure Disclosures.

HISTORICAL RESERVES

     The following table sets out Westlinks' proved oil and gas reserves at December 31, 1999, 1998 and 1997 respectively and the present value at December 31, 1999. The amounts for December 31, 1999 are based upon a report prepared for Westlinks by Grant Trimble Engineering Ltd. at December 31, 1999. Abbreviations and price forecasts are as set out above for the April 1, 2000 report. The monetary amounts are expressed in Canadian dollars. The reserve numbers for December 31, 1998 and 1997 were prepared internally by Westlinks, based upon reserve reports prepared at various dates by independent engineering firms and adjusted for actual production. Present value amounts are not available as it is not feasible to redo such calculations after the fact.

                                                                    DECEMBER 31,
                                                              ------------------------
                                                               1999      1998     1997
                                                              -------    -----    ----
Proved Producing Reserves
  Oil (thousands of barrels)................................  1,034.6      560     88
  Gas (millions of cubic feet)..............................    106.0    2,956     16
Proved Reserves
  Oil (thousands of barrels)................................  1,519.8      560     88
  Gas (millions of cubic feet)..............................    615.8    5,873     16

LAND HOLDINGS

     Westlinks does not have any lands that are not associated with the producing properties described above.

PRODUCTION

     The following table summarizes Westlinks' working interest production during the periods indicated.

                                                                                 YEARS ENDED
                                                            THREE MONTHS         DECEMBER 31
                                                               ENDED         --------------------
                                                           MARCH 31, 2000    1999    1998    1997
                                                           --------------    ----    ----    ----
Oil and NGL's (MBbls)....................................        42           96      88      79
Gas (MMcf)...............................................        11           55     220      58
Total (MBOE).............................................        43          102     110      85
Average Production in BOEPD..............................       475          279     302     233

Definitions:

     "BOEPD" means barrels of oil equivalent produced per day.

     "MBOE" means thousands of barrels of oil equivalent, meaning one barrel of oil or one barrel of natural gas liquids or ten mcf of natural gas.

     "MBbls" means thousands of barrels, with respect to production of crude oil or natural gas liquids.

     "MMcf" means millions of cubic feet, with respect to production of natural gas.

     "NGL's" means natural gas liquids, being those hydrocarbon components recovered from raw natural gas as liquids by processing through extraction plants or recovered from field separators, scrubbers or other gathering facilities. These liquids include the hydrocarbon components ethane, propane, butanes and pentanes plus, or a combination thereof.

DRILLING

     For the periods indicated, Westlinks has drilled or participated in the drilling and/or re-entry of four gross wells (2.8 net wells) as follows:

                                  PERIOD ENDED                YEARS ENDED DECEMBER 31,
                                     MAY 31,       -----------------------------------------------
                                      2000             1999             1998             1997
                                  -------------    -------------    -------------    -------------
                                  GROSS    NET     GROSS    NET     GROSS    NET     GROSS    NET
                                  -----    ----    -----    ----    -----    ----    -----    ----
Oil.............................    2      1.78      0      0.00      0      0.00      0      0.00
Natural Gas.....................    0      0.00      0      0.00      0      0.00      0      0.00
Abandoned.......................    1      0.89      0      0.00      1      0.13      0      0.00
                                    --     ----      --     ----      --     ----      --     ----
Total...........................    3      2.67      0      0.00      1      0.13      0      0.00
                                    ==     ====      ==     ====      ==     ====      ==     ====

---------------

Notes:

(1) "Gross" wells means the number of whole wells.

(2) "Net" wells means Westlinks' working interest in the gross wells.

CAPITAL EXPENDITURES

     The following table summarizes the capital expenditures made by Westlinks during the periods indicated, expressed in Canadian dollars:

                                                         THREE MONTHS      YEARS ENDED DECEMBER 31,
                                                        ENDED MARCH 31,    -------------------------
                                                             2000           1999     1998      1997
                                                        ---------------    ------    -----    ------
                                                                       (IN THOUSANDS)
Land................................................         1,418         2,659      294     3,410
Drilling (exploration and development)..............         1,399           341       27        50
Seismic.............................................           165            17       --        --
Facilities..........................................           865           728        4     1,022
Miscellaneous.......................................             2            24        2        34
                                                             -----         -----      ---     -----
Total...............................................         3,849         3,769      327     4,516
                                                             =====         =====      ===     =====

OIL AND GAS WELLS

     The following table summarizes Westlinks' interest in producing and non-producing oil and gas wells as at May 31, 2000:

                                                                                   NON-PRODUCING
                                                                                 OIL AND GAS WELLS
                                                  PRODUCING       PRODUCING          CAPABLE OF
                                                  OIL WELLS       GAS WELLS          PRODUCTION
                                                -------------    ------------    ------------------
ALBERTA                                         GROSS    NET     GROSS    NET      GROSS       NET
-------                                         -----    ----    -----    ---    ----------    ----
Bigoray.......................................    5       4.4      0       0         2         1.3
Mitsue........................................    3       2.7      0       0         3         2.7
Sounding Lake East............................    8       7.9      0       0         0         0.0
Sounding Lake West............................   26      12.4      0       0         0         0.0
Sounding Lake North...........................   10       8.5      0       0         0         0.0
Sylvan Lake...................................    3       2.8      0       0         0         0.0
Weyburn.......................................    9       0.7      0       0         0         0.0
                                                 --      ----      --      --        --        ---
TOTAL WELLS...................................   64      39.4      0       0         5         4.0
                                                 ==      ====      ==      ==        ==        ===

EMPLOYEES

     At June 1, 2000 we employed seven people in our head office, being six employees and one consultant, and six field operators, being five employees and one consultant.

COMPETITION

     The petroleum industry is highly competitive. Westlinks competes with numerous other participants in the acquisition of oil and gas leases and properties, and the recruitment of employees. Any company can make acquisitions and bid on provincial leases in Alberta. Competitors include oil companies which have greater financial resources, staff and facilities than those of Westlinks. Our ability to increase reserves in the future will depend not only on our ability to develop existing properties, but also on our ability to select and acquire suitable additional producing properties or prospects for drilling. We also compete with numerous other companies in the marketing of oil. Competitive factors in the distribution and marketing of oil include price and methods and reliability of delivery.

OFFICE FACILITIES

     Westlinks currently leases 2,241 square feet of office space at Suite 370, 800 - 6th Avenue S.W. in Calgary, Alberta. The annual rental is $7.50 per square foot plus annual operating costs which are currently $6.00 per square foot, until October 31, 2000, when the lease expires.

GOVERNMENT REGULATION IN CANADA

     The oil and natural gas industry is subject to extensive controls and regulations governing its operations, including land tenure, exploration, development, production, refining, transportation and marketing, imposed by legislation enacted by various levels of government and with respect to pricing and taxation of oil and natural gas by agreements among the governments of Canada, Alberta, Saskatchewan and British Columbia, all of which should be carefully considered by investors in the Canadian oil and gas industry. It is not expected that any of these controls or regulations will affect the operations of Westlinks in a manner materially different from how they would affect other oil and gas companies of similar size operating in Western Canada. All current legislation is a matter of public record and Westlinks is unable to predict what additional legislation or amendments may be enacted. Outlined below are some of the principal aspects of legislation, regulations and agreements governing the oil and gas industry.

Pricing and Marketing -- Oil and Natural Gas

     The producers of oil are entitled to negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil. Such price depends in part on oil quality, prices of competing oils, distance to market, the value of refined products and the supply/demand balance. Oil exporters are also entitled to enter into export contracts with terms not exceeding one year in the case of light crude oil and two years in the case of heavy crude oil, provided that an order approving such export has been obtained from the National Energy Board of Canada, or NEB. Any oil export to be made pursuant to a contract of longer duration, to a maximum of 25 years, requires an exporter to obtain an export licence from the NEB and the issuance of such licence requires the approval of the Governor in Council.

     The price of natural gas is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada. Exporters are free to negotiate prices with purchasers, provided that the export contracts must continue to meet certain other criteria prescribed by the NEB and the Government of Canada. Natural gas exports for a term of less than two years or for a term of two to twenty years, in quantities of not more than 30,000 m(3)/day, must be made pursuant to an NEB order. Any natural gas export to be made pursuant to a contract of longer duration, up to a maximum of 25 years, or a larger quantity, requires an exporter to obtain an export licence from the NEB and the issuance of such licence requires the approval of the Governor in Council.

     The governments of British Columbia, Alberta and Saskatchewan also regulate the volume of natural gas which may be removed from those provinces for consumption elsewhere based on such factors as reserve ability, transportation arrangements and market considerations.

     The lack of firm pipeline capacity continues to limit the ability to produce and market natural gas production although pipeline expansions are ongoing. In addition, the prorationing of capacity on the interprovincial pipeline systems continues to limit oil exports.

The North American Free Trade Agreement

     The North American Free Trade Agreement, or NAFTA, entered into among the governments of Canada, United States of America and Mexico became effective on January 1, 1994. NAFTA carries forward most of the material energy terms that are contained in the Canada - United States Free Trade Agreement. Canada continues to remain free to determine whether exports of energy resources to the United States or Mexico will be allowed, provided that any export restrictions do not:

     - reduce the proportion of energy resources exported relative to domestic use (based upon the proportion prevailing in the most recent 36 month period);

     -  impose an export price higher than the domestic price; or

     -  disrupt normal channels of supply.

     All three countries are prohibited from imposing minimum export or import price requirements.

     NAFTA contemplates the reduction of Mexican restrictive trade practices in the energy sector and prohibits discriminatory border restrictions and export taxes. The agreement also contemplates clearer disciplines on regulators to ensure fair implementation of any regulatory changes and to minimize disruption of contractual arrangements, which is important for Canadian natural gas exports.

Provincial Royalties and Incentives

     In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of crude oil, natural gas liquids, sulphur and natural gas production. Royalties payable on production from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee, although production from such lands is subject to certain provincial taxes and royalties. Crown royalties are determined by governmental regulation and are generally calculated as a percentage of the value of the gross production. The rate of royalties payable generally depends in part on prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

     From time to time the governments of the western Canadian provinces create incentive programs for exploration and development. Such programs often provide for royalty rate reductions, royalty holidays and tax credits, and are generally introduced when commodity prices are low. The programs are designed to encourage exploration and development activity by improving earnings and cash flow within the industry.

     In the Province of Alberta, a producer of oil or natural gas is entitled to a credit against the royalties payable to the Crown by virtue of the Alberta royalty tax credit or, ARTC program. The ARTC rate is based on a price sensitive formula and the ARTC rate varies between 75% at prices at and below $100 per thousand cubic metres and 25% at prices at and above $210 per thousand cubic metres. The ARTC rate is applied to a maximum of $2,000,000 of Alberta Crown royalties payable for each producer or associated group of producers. Crown royalties on production from producing properties acquired from a corporation claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate will be established quarterly based on the average "par price", as determined by the Alberta Department of Energy for the previous quarterly period.

     On December 22, 1997, the Alberta government announced that it was conducting a review of the ARTC program with the objective of setting out better targeted objectives for a smaller program and to deal with administrative difficulties. On August 30, 1999, the Alberta government announced that it would not be reducing the size of the program but that it would introduce new rules to reduce the number of persons who qualify for the program. The new rules will preclude companies that pay less than $10,000 in royalties per year and non-corporate entities from qualifying for the program. Such rules will not presently preclude Westlinks from being eligible for the ARTC program.

     Crude oil and natural gas royalty holidays for specific wells and royalty reductions reduce the amount of Crown royalties paid by Westlinks to the provincial governments. In general, the ARTC program provides a rebate on Alberta Crown royalties paid in respect of eligible producing properties.

Land Tenure

     Crude oil and natural gas located in the western provinces is owned predominantly by the respective provincial governments. Provincial governments grant rights to explore for and produce oil and natural gas pursuant to leases, licences and permits for varying terms from two years and on conditions set forth in provincial legislation including requirements to perform specific work or make payments. Oil and natural gas located in such provinces can also be privately owned and rights to explore for and produce such oil and natural gas are granted by lease on such terms and conditions as may be negotiated.

Environmental Regulation

     The oil and natural gas industry is currently subject to environmental regulations pursuant to a variety of provincial and federal legislation. Such legislation provides for restrictions and prohibitions on the release or emission of various substances produced in association with certain oil and gas industry operations. In addition, such legislation requires that well and facility sites be abandoned and reclaimed to the satisfaction of provincial authorities. Compliance with such legislation can require significant expenditures and a breach of such requirements may result in suspension or revocation of necessary licenses and authorizations, civil liability for pollution damage and the imposition of material fines and penalties.

     Environmental legislation in the Province of Alberta has been consolidated into the Environmental Protection and Enhancement Act, or EPEA, which came into force on September 1, 1993. The EPEA imposes stricter environmental standards, requires more stringent compliance, reporting and monitoring obligations and significantly increases penalties. Westlinks is committed to meeting its responsibilities to protect the environment wherever it operates and anticipates making increased expenditures of both a capital and expense nature as a result of the increasingly stringent laws relating to the protection of the environment and will be taking such steps as required to ensure compliance with the EPEA and similar legislation in other jurisdictions in which it operates. Westlinks believes that it is in material compliance with applicable environmental laws and regulations. Westlinks also believes that it is reasonably likely that the trend towards stricter standards in environmental legislation and regulation will continue.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors, director nominees and executive officers of Westlinks are:

NAME                                   AGE    POSITION WITH WESTLINKS
----                                   ---    -----------------------
Peter R. Sekera                        45     Director, President and Chief Executive Officer
Thomas J. Jacobsen                     65     Director and Executive Vice-President of Operations
Edward C. McFeely                      45     Director and Executive Vice-President of Engineering
H.S. (Scobey) Hartley                  68     Director
Norman J. MacKenzie                    55     Director
Norman W.G. Wallace                    62     Director
Lynn W. Thurlow                        46     Vice-President, Finance and Chief Financial Officer
Marcia L. Johnston                     52     Secretary

     Peter R. Sekera. Mr. Sekera has been our Chief Executive Officer and a director since Westlinks' amalgamation on June 30, 1998 and was also Chief Executive Officer and a director of Westlinks' predecessor, Temba Resources Ltd., from its incorporation in July, 1996. During that time he has also held the offices of either Chairman or President, and has been President since October, 1999. Prior to joining Westlinks, Mr. Sekera was a reservoir engineering and financial consultant to the oil industry from July, 1994 through June, 1996, and served as Manager, Planning and Development, of Wascana Energy Inc. from September, 1991 to July, 1994, and the Manager of Corporate Finance at the Toronto-Dominion Bank from September, 1981 to September, 1991. He earned a Bachelor of Science degree from the University of Waterloo in 1976, and received his certification under the Directors and Officers section of the Canadian Securities Institute. His 24 years of experience in the Canadian oil and gas industry encompasses reservoir engineering, oil and gas reserve evaluation and financial planning.

     Thomas J. Jacobsen. Mr. Jacobsen joined Westlinks as a director in February, 1999, and was appointed Executive Vice-President of Operations in October, 1999. His more than 40 years of experience in the oil and gas industry in Alberta and Saskatchewan includes serving as the President and CEO of Niaski Environmental Inc. from November, 1996 to February, 1999; President and CEO of International Pedco Energy Corporation from September, 1993 to February, 1996, and President of International Colin Energy Corporation from October, 1987 to June, 1993. Mr. Jacobsen currently serves as a director of Niaski Environmental Inc., a company listed on the Canadian Venture Exchange. Niaski has made a proposal to its creditors under the Bankruptcy and Insolvency Act (Canada). The proposal has been approved by the creditors but has not yet been funded and completed.

     Edward C. McFeely. Mr. McFeely has been a director of Westlinks since its amalgamation in June, 1998. He served as Vice-President, Engineering from October, 1998 to May, 1999 and was appointed to his current position of Executive Vice-President of Engineering in October, 1999. Mr. McFeely was an independent engineering consultant from July, 1996 to October, 1998, and his previous experience includes President and CEO of Prize Energy Inc. from December, 1993 to June, 1996. He received a Bachelor of Science degree in Petroleum Engineering from the University of Alberta in 1980 and is a Professional Engineer with a membership in the Association of Professional Engineers, Geologists and Geophysicists of Alberta.

     H.S. (Scobey) Hartley. Mr. Hartley was appointed a director of Westlinks in May, 2000. He has been Chairman of Prism Petroleum Ltd. since January, 1997 and was formerly the President of Prism Petroleum Ltd. and a predecessor company from December, 1990 through December, 1996. Mr. Hartley has also served as the President of Faster Oilfield Services since June, 1995, and was the President of Cayenne Energy Corp. from 1990 through 1996. He received a Bachelor of Science degree in Geology from Texas Tech University in 1956.

     Norman J. MacKenzie. Mr. MacKenzie was elected a director of Westlinks in May, 2000. He has been Chairman of Raptor Capital Corporation since January, 1998 and was the President from December, 1996 until January, 1998. He has also been President of Normac Investments Inc. since 1989. Mr. MacKenzie has over 25 years experience in the domestic and international energy industry, including President of Sunningdale Oil (Abu Dhabi) Ltd.; President of Scarboro Resources Limited; Chairman of Braco Resources Ltd., and Co-Chairman of Scimitar Hydrocarbons Corp. He received a Bachelor of Arts degree in Politics and Law from the University of Cape Town in 1992.

     Norman W.G. Wallace. Mr. Wallace was elected a director of Westlinks in May, 2000. He has been the owner of Wallace Construction Specialties Ltd. since 1972. Mr. Wallace received a Bachelor of Commerce degree from the University of Saskatchewan in 1968.

     Lynn W. Thurlow. Mr. Thurlow joined Westlinks as Vice-President, Finance and Chief Financial Officer in November, 1999, after being retained as a financial consultant to Westlinks in October, 1999. Previously he served as Vice-President, Finance and CFO of Telebackup Systems Inc. from March, 1996 to June, 1999; Vice-President, Finance and CFO of International Pedco Energy Corporation from 1993 to February, 1996, and Controller of International Colin Energy Corporation from 1990 to 1993. Mr. Thurlow received a Bachelor of Commerce degree from the University of Alberta in 1979. He articled with Coopers and Lybrand Chartered Accountants and obtained his Chartered Accountant designation in 1983.

     Marcia L. Johnston. Ms. Johnston was appointed Secretary of Westlinks in September, 1999 and has served as our corporate counsel since February, 1999. She has been a partner in the Calgary office of the national Canadian law firm of Gowling, Strathy & Henderson since April 2000 and previously was a partner of Johnston Robinson Clark Anderson and predecessor firms since 1986. She was admitted to the practice of law in the Province of Alberta in 1985 and in the State of Kansas in 1974. She earned a Bachelor of Arts degree in 1971 and Juris Doctor degree in 1973 from Washburn University. Ms. Johnston is also Secretary of Niaski Environmental Inc., a company listed on the Canadian Venture Exchange. Niaski Environmental Inc. has made a proposal to its creditors under the Bankruptcy and Insolvency Act (Canada). The proposal has been approved by the creditors but has not yet been funded and completed.

BOARD OF DIRECTORS

     Westlinks is authorized to have a board of at least three directors and no more than ten. We currently have six directors. Our directors are elected for a term of about one year, from annual meeting to annual meeting, or until an earlier resignation, death or removal. Each officer serves at the discretion of the board or until an earlier resignation or death. There are no family relationships among any of our directors or officers.

Alberta corporate law requires that we have at least two independent outside directors who are not officers or employees of Westlinks.

     Currently our directors do not receive any fees or remuneration for being directors of Westlinks, but we will reimburse actual and reasonable out of pocket expenses incurred for attending board and committee meetings. Directors are eligible to receive stock options granted by our board.

COMMITTEES OF THE BOARD OF DIRECTORS

     Westlinks' Board of Directors currently has an audit committee, a compensation committee and an environmental and safety committee.

     Audit Committee. Our audit committee consists of Mr. MacKenzie, Mr. Hartley and Mr. Sekera, two of whom are independent. The audit committee reviews in detail and recommends approval of the full board of our annual and quarterly financial statements; recommends approval of the remuneration of our auditors to the full board; reviews the scope of the audit procedures and the final audit report with the auditors, and reviews our overall accounting practices and procedures and internal controls with the auditors.

     Compensation Committee. Our compensation committee consists of Mr. Hartley, Mr. Wallace and Mr. Sekera. The compensation committee recommends approval to the full board of the compensation of the Chief Executive Officer, the annual compensation budget for all other employees, bonuses, grants of stock options and any changes to our benefit plans.

     Environmental and Safety Committee. Our environmental and safety committee consists of Mr. Wallace, Mr. MacKenzie and Mr. McFeely. The environmental and safety committee determines the scope and frequency of periodic reports to the board concerning environmental and safety issues in our operations.

                             EXECUTIVE COMPENSATION

     The following table sets forth the remuneration of our Chief Executive Officer for the years indicated. All monetary amounts are in Canadian dollars.

COMPENSATION SUMMARY


                                                                                    LONG-TERM COMPENSATION
                                                                             AWARDS               PAYOUTS
                                                                    SECURITIES
                                                                      UNDER       RESTRICTED
                                                                     OPTIONS/     SHARES OR
                                                                       SARS       RESTRICTED       LTIP         ALL OTHER
NAME AND PRINCIPAL               SALARY      BONUS                   GRANTED        SHARE         PAYOUTS      COMPENSATION
POSITION                           ($)        ($)      SEVERANCE       (#)        UNITS (%)         ($)            ($)
Peter R. Sekera......    1999    $74,000    $50,000          --      100,000          0%           $nil            $732
Chairman (now            1998    $72,000         --          --      160,000          0%           $nil            $732
President) and CEO       1997    $18,000    $50,000          --       35,000          0%           $nil              --
Thomas S. Bamford....    1999    $60,000         --     $72,787           --          0%           $nil            $460
President                1998    $72,000     10,000          --      154,000          0%           $nil            $460
                         1997    $18,000    $                --       35,000          0%           $nil              --
                                             50,000
                                            $

Management Contracts

     Westlinks has no management or employment contracts with its officers.

Stock Options

     Westlinks grants stock options from time to time to its directors, officers, key employees, and consultants. The terms and conditions of the options, in accordance with resolutions of our board of directors and the policies of the Canadian Venture Exchange, will not exceed a term of five years. The option price may be at a discount to market price, which discount will not, in any event, exceed that permitted by any stock exchange on which our shares are listed for trading.

     Ten percent of Westlinks shares of issued and outstanding common stock from time to time are reserved for issuance pursuant to stock options. The aggregate number of shares reserved for issuance under option grants, together with any other employee stock option plans, options for services and employee stock purchase plans, will not exceed ten percent of the issued and outstanding shares of common stock. In addition, the aggregate number of shares so reserved for issuance to any one person shall not exceed five percent of the issued and outstanding shares of common stock.

     If an optionee ceases to be eligible due to the loss of corporate office or employment for any reason other than death, the option terminates not later than 90 days after the loss of such corporate office; provided that in the event of termination of employment for cause, the board of directors may resolve that the option shall terminate on the date of such termination. Option agreements also provide that estates of deceased participants can exercise their options for a period not exceeding one year following death.

Stock Options Granted During the Most Recently Completed Financial Year

     The following table discloses the grants of options to purchase or acquire shares of common stock to our executive officers during the fiscal year ended December 31, 1999. All monetary amounts are in Canadian dollars.

            OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1999


                                   NUMBER
                                     OF           % OF TOTAL
                                 SECURITIES         OPTIONS                        UNEXERCISED
                                   UNDER          GRANTED TO                        OPTIONS AT
                                  OPTIONS        EMPLOYEES IN       EXERCISE       DECEMBER 31,
                                  GRANTED          FY ENDED           PRICE            1999             EXPIRATION
NAME                                (#)          DEC. 31, 1999      ($/SHARE)          (#)                 DATE
Peter R. Sekera............       100,000            38.4%            $1.00          100,000         November 1, 2004
Edward C. McFeely..........        80,000            30.8%            $1.00           80,000         November 1, 2004
Thomas J. Jacobsen.........        80,000            30.8%            $1.00           80,000         November 1, 2004

     A total of 260,000 options were granted to employees by Westlinks during the fiscal year ended December 31, 1999.

Aggregated Option Exercises During the Most Recently Completed Financial Year and Financial Year End Option Values

     The following table sets forth the aggregate of options exercised by our executive officers during the year ended December 31, 1999 and the financial 1999 year-end values for options granted to the executive officers. All monetary amounts are in Canadian dollars.


                                                                                                        VALUE OF
                                                                                                      UNEXERCISED
                                                                                                  IN-THE-MONEY OPTIONS
                                                                              UNEXERCISED              AT FY-END
                                                                           OPTIONS AT FY-END          EXERCISABLE/
                                    SECURITIES        AGGREGATE VALUE        EXERCISABLE/          UNEXERCISABLE ($)
NAME                               EXERCISED (#)       REALIZED ($)        UNEXERCISABLE (#)              (1)
Peter R. Sekera..............         80,000              $32,000               100,000                   $0/0
Edward C. McFeely............         20,000              $ 8,000                80,000                   $0/0
Thomas S. Bamford............         77,000              $30,800                    --                     --
Cheryl L. McCaughlan.........         20,000              $ 8,000                    --                     --

(1) The closing price of our shares of common stock on the Canadian Venture Exchange on the last trading day in December, 1999 was $1.00.

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     None of Westlinks' directors or executive officers, nor any person who beneficially owns directly or indirectly or exercises control or direction over securities carrying more than 5% of the voting rights attaching to our shares of common stock, nor any known associate or affiliate of these persons had any material interest, direct or indirect in any transaction since the January 1, 1997 which has materially affected Westlinks, or in any proposed transaction which will materially affect Westlinks, except as follows:

ACQUISITION OF 759795 ALBERTA LTD.

     In August, 1999, Westlinks acquired 759795 Alberta Ltd. from Wells Gray Resort & Resources Ltd. for cash consideration of $400,000. Wells Gray Resort & Resources Ltd. is wholly owned by Thomas J. Jacobsen. At the time of the acquisition, Mr. Jacobsen was an outside independent director of Westlinks. 759795 Alberta held all of the oil and gas interests and expertise of Wells Gray Resort & Resources Ltd., including the experience of Thomas J. Jacobsen. 759795 Alberta also had the option to acquire any oil and gas acquisition offer made through Wells Gray Resort & Resources Ltd. At the time of the acquisition by Westlinks, there were several such outstanding offers, including the accepted offer for the Bigoray acquisition discussed above.

PRIVATE PLACEMENT

     Between September 27 and December 16, 1999 we sold an aggregate of 1,175,000 shares of common stock at $1.00 per share as a private placement available to residents of Alberta, Canada. Our directors and officers and their spouses purchased 665,000 shares of common stock, being 57% of the private placement.

LOANS TO OFFICERS AND DIRECTORS

     At February 16, 2000, Westlinks had loaned an aggregate of $390,000 to its officers and directors to exercise outstanding stock options at $1.00 per share. The loans were without interest, payable in full on or before December 31, 2000 and secured by the stock purchased with the proceeds. The loans have all been repaid. The following table sets out the names and positions with Westlinks of the borrowers, the amount of the loans and the number of shares purchased with the proceeds.


                                                          LOAN AMOUNT      FINANCIALLY ASSISTED
NAME AND PRINCIPAL POSITION                                   ($)          SECURITIES PURCHASED
Peter R. Sekera.....................................        100,000        100,000 common shares
President and CEO and Director
Edward C. McFeely...................................         80,000         80,000 common shares
Executive V-P, Engineering and Director
Thomas J. Jacobsen..................................         80,000         80,000 common shares
Executive V-P, Operations and Director
Dale N. Fisher......................................         20,000         20,000 common shares
Director
Thomas S. Bamford...................................         20,000         20,000 common shares
Director
Lynn W. Thurlow.....................................         50,000         50,000 common shares
V-P Finance
Marcia L. Johnston..................................         40,000         40,000 common shares
Secretary

PRIVATE STOCK OPTIONS

     John P. McGrain, holder of over 5% of our outstanding common stock, was granted options by Westlinks' officers and directors to purchase an aggregate of 500,000 shares of common stock at a price of US $1.50 per share. The options were granted March 15, 2000 and expire October 31, 2000. For administrative convenience, the shares were transferred by the directors and officers into a holding company, 855710 Alberta Ltd., which granted the options to Mr. McGrain. At June 12, 2000, Mr. McGrain had exercised options to purchase 175,000 shares of common stock, of which he retains 82,300 shares. Upon successful completion of this offering, Westlinks directors and officers have verbally agreed to grant Mr. McGrain options to purchase an additional 500,000 shares of common stock, at an exercise price equal to the price of the warrants issued under this prospectus.

PRIVATE LOAN

     On June 5, 2000, Westlinks borrowed US$1,550,000 from six private investors, including US$925,000 from Patrick Williams Advisors, a partnership, in which John P. McGrain is a 50% partner. The lenders receive interest at the rate of 12% per annum. Westlinks also granted the lenders a set-up fee of US$50,000, of which Patrick Williams Advisors will receive US$30,833. Westlinks issued a total of 150,000 warrants to the lenders, including 92,500 warrants to Patrick Williams Advisors. Each warrant may be exercised for the purchase of one share of common stock for US$4.00 per share through March 5, 2001.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus, by:

     - each person who is known by Westlinks to beneficially own more than 5% of our outstanding common stock;

     -  each of our executive officers and directors; and

     -  all executive officers and directors as a group.

     Shares of common stock not outstanding but deemed beneficially owned because an individual has the right to acquire the shares of common stock within 60 days are treated as outstanding when determining the amount and percentage of common stock owned by that individual and by all directors and executive officers as a group.

                                                                                 PERCENTAGE OF
                                                               NUMBER OF       SHARES OUTSTANDING
                                                                 SHARES       --------------------
                                                              BENEFICIALLY     BEFORE      AFTER
                                                                 OWNED        OFFERING    OFFERING
                                                              ------------    --------    --------
Peter R. Sekera(1)..........................................     672,100       14.02       11.60
Edward C. McFeely(1)(2).....................................     758,680       15.83       13.10
Thomas J. Jacobsen(1)(2)....................................     435,000        9.08        7.51
H.S. (Scobey) Hartley(1)....................................      21,500        0.45        0.37
Norman J. MacKenzie(1)......................................      20,000        0.42        0.35
Norman W.G. Wallace(1)......................................      20,000        0.42        0.35
Lynn W. Thurlow(1)(2).......................................      60,000        1.25        1.04
Marcia L. Johnston(1)(2)....................................      21,000        0.47        0.39
All directors and executive officers as a group (eight
  persons)..................................................   2,008,280       41.90       34.67
John P. McGrain(1)(3)(4)....................................     407,300        9.19        7.50
Thomas S. Bamford(1)........................................     347,300        7.25        6.00

---------------

Notes:

(1) The address of each officer and director is Suite 370, 800 - 6th Avenue S.W., Calgary, Alberta, Canada T2P 3G3. The address of Mr. McGrain is 1000 East Cordova, Pasadena, California 91106. The address of Mr. Bamford is #907, 727 - 6th Avenue S.W., Calgary, Alberta T2P 0V1.

(2) In the foregoing table, the common stock beneficially owned by:

     - Mr. McFeely includes 102,500 shares held by his wife and 100,000 shares held by Cormorant Resources Ltd.

     - Mr. Jacobsen includes 60,000 shares held by his wife and children, as to which he disclaims beneficial ownership or control, and the balance of 290,000 shares are held by Wells Gray Resort & Resources Ltd.

     - Mr. Thurlow includes 10,000 shares held by his wife, as to which he disclaims beneficial ownership or control.

     - Ms. Johnston consists of 21,000 shares held by her husband, as to which she disclaims beneficial ownership or control.

(3) In addition, Mr. McGrain is a 50% partner of Patrick Williams Advisors, a partnership which holds warrants to purchase 92,500 shares of our common stock at an exercise price of US$4.00 per share through March 5, 2001.

(4) The directors and officers have verbally agreed upon successful completion at this offering to privately grant Mr. McGrain options to purchase from them an additional 500,000 shares of common stock at an exercise price equal to the exercise price of the warrants issued in the offering.

                           DESCRIPTION OF SECURITIES

     The authorized capital stock of Westlinks consists of an unlimited number of shares of common stock and an unlimited number of preferred stock without nominal or par value. The preferred stock may be issued in one or more series as determined by the board of directors.

COMMON STOCK

     Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote, except matters which are required to be voted on as a particular class or series of stock. Cumulative voting for directors is not permitted.

     Holders of outstanding shares of common stock are entitled to those dividends declared by the board of directors out of legally available funds. In the event of liquidation, dissolution or winding up of the affairs of Westlinks, holders of common stock are entitled to receive, pro rata, the net assets of Westlinks available after provision has been made for the preferential rights of the holders of preferred shares. Holders of outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of common stock are, and all unissued shares of common stock, when offered and sold will be, duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

NORMAL COURSE ISSUER BID

     In December, 1999, Westlinks filed a notice to purchase up to 195,782 of its shares of common stock through the facilities of the Canadian Venture Exchange and in accordance with the by-laws and rules of the Canadian Venture Exchange. Through May 31, 2000 no shares were purchased by Westlinks and no shares will be purchased until at least 90 days after the effective date of this prospectus. No proceeds from this offering will be used to purchase shares.

PREFERRED STOCK

     Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, unissued shares of preferred stock with such dividends, redemption, conversion and exchange provisions as may be provided by the board of directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the common stock.

     The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that we may issue in the future. Our issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding shares of common stock of Westlinks and make removal of the board of directors more difficult. No shares of preferred stock are currently issued and outstanding and Westlinks has no current plans to issue any shares of preferred stock.

WARRANTS

     We currently have outstanding 150,000 warrants to purchase common stock which were issued to six lenders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of US$4.00 through March 5, 2001.

     Each of the 1,000,000 warrants being offered hereunder entitles the holder
to purchase one share of common stock at an exercise price of US$   --   for a
period of six months from the date of this prospectus. The warrants will be issued under the terms of a warrant trust indenture between Westlinks and Montreal Trust Company of Canada, as trustee for the warrant holders. Westlinks has authorized and reserved for issuance the shares of common stock issuable on exercise of the warrants. If the underwriter's over-allotment option relating to the warrants is exercised, the warrants are exercisable to purchase a total of 1,150,000 shares of common stock.

     The warrant exercise price and the number of shares of common stock that may be purchased upon exercise of the warrants are subject to adjustment in the event of:

     -  a stock dividend on the common stock;

     -  a subdivision of the common stock;

     -  a split of the common stock;

     -  a reorganization of the common stock; or

     -  a merger of Westlinks with or into another corporation.

     We may obtain up to US$5,250,000 from exercise of warrants, or US$6,037,500 if the over-allotment option is exercised. The proceeds from any exercise of the warrants will be added to our general working capital. Our management will have broad discretion in the application of the proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

     Westlinks must have on file a current registration statement with the SEC pertaining to the common stock underlying the warrants for a holder to exercise the warrants. The shares of common stock underlying the warrants must also be registered or qualified for sale under the securities laws of the states in which the warrant holders reside. We intend to use our best efforts to keep the registration statement incorporating this prospectus current. We can give no assurance that the registration statement, or any other registration statement we may file covering shares of common stock underlying the warrants can be kept current. If the registration statement covering the underlying common stock is not kept current, or if the common stock underlying the warrants is not registered or qualified for sale in the state in which a warrantholder resides, the warrants may not be exercised.

     The warrants do not confer upon the warrant holder any voting or other rights of a stockholder of Westlinks.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering there will be issued and outstanding 5,432,639 shares of our common stock, all of which are freely tradable under Canadian securities laws, except 1,315,000 shares which may be resold immediately if Canadian regulations are met and which will become freely tradeable in the United States and Canada on the first anniversary of their issue dates, being various dates commencing in July, 2000. Sales of such shares by affiliates of Westlinks in the United States are subject to the volume limitations of Rule 144 under the Securities Act of 1933, as amended, and in Canada are subject to the conditions set forth under Regulation S under such Act. In addition to the restrictions on resale imposed by United States and Canadian securities laws, 1,354,780 shares of Westlinks common stock, including some of such 1,315,000 shares, are subject to restrictions imposed by a lock-up agreement. Under the lock-up agreement, all officers, directors and holders of more than 10% of our outstanding common stock may not sell any of their shares for a period of six months from the date of this prospectus, except with the permission of the underwriter.

     In addition, upon the completion of this offering there will be outstanding warrants, including the warrants offered by this prospectus, to purchase an aggregate of 1,150,000 shares of Westlinks common stock and options to purchase an additional 443,000 common shares. The 1,593,000 shares of Westlinks common stock reserved for issuance upon the exercise of such warrants and options are issuable at various dates through May 28, 2005. Westlinks expects that all of such shares of common stock will be eligible for resale in the United States without restriction immediately after issuance, by persons who are not affiliates because such shares either will have been registered under the Securities Act or will be resold in transactions exempt from such registration. Westlinks expects that all of such shares of common stock will be eligible for resale in Canada without restriction immediately after issuance, as long as the exercise of such warrants and options occurs after various periods of time between four months and one year from the issue date of such warrants and options.

                               LEGAL PROCEEDINGS

     There is no material litigation pending against Westlinks.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement, Spencer Edwards, Inc. has agreed to purchase 1,000,000 shares of common stock and 1,000,000 warrants from Westlinks. The underwriter will purchase these securities at the price to public less underwriting discounts set forth on the cover page of this prospectus.

     If any shares and warrants are purchased, the underwriter is committed to purchase all of the 1,000,000 shares and 1,000,000 warrants offered by this prospectus, but not the 150,000 shares and 150,000 warrants subject to the over-allotment option.

     Once the underwriter has purchased the shares and warrants at the public offering price of US$ -- per share and US$0. -- per warrant less the 10% underwriting discount, it will offer the shares and warrants in units consisting of one share and one warrant at the public offering prices and to other broker-dealers who are members of the selling group at that price minus a concession of US$0. -- per share and US$0. -- per warrant. The underwriter and selling group members may allow a discount of US$0. -- per share and US$0. -- per warrant on sales to other broker-dealers. After the public offering of the shares and warrants, the public offering price, the concession to selling group members and the discount to other broker-dealers may be changed by the underwriter.

     Westlinks has granted the underwriter an option, until 45 days after the date of this prospectus, to purchase up to 150,000 additional shares and 150,000 warrants on the same terms as apply to the sale of the shares and warrants set forth above. The underwriter may exercise the option solely to cover over-allotments incurred in the sale of the shares and warrants.

     The underwriter has informed us that it does not expect to sell any of the shares or warrants to accounts over which it has discretionary authority. All investors must purchase an equal number of shares and warrants.

     The following table summarizes the discounts and estimated expenses that we will pay to the underwriter, expressed in U.S. dollars:

                                                                                 TOTAL
                                                                    --------------------------------
                                                 PER       PER           WITH            WITHOUT
                                                SHARE    WARRANT    OVER-ALLOTMENT    OVER-ALLOTMENT
                                                -----    -------    --------------    --------------
Public offering price.........................  $5.00    $  0.25      $6,037,500        $5,250,000
Underwriting discounts and commissions........  $0.50    $ 0.025      $  603,750        $  525,000
Non-accountable expense allowance (3% of the
  offering price).............................  $0.15    $0.0075      $  181,125        $  157,500
Proceeds, before expenses, to Westlinks.......  $4.35    $0.2175      $5,252,625        $4,567,500

     The expenses of the Offering, not including the underwriting discounts and commissions and non-accountable expense allowance, are estimated at US$272,500 and are payable by Westlinks.

     We have also agreed to issue to the underwriter warrants to purchase up to 100,000 shares at an exercise price of US$ -- per share. The underwriter's warrants may not be exercised for one year and will be restricted from sale, transfer, assignment or hypothecation, except to officers or partners (not directors) of the underwriter and members of the selling group and/or their officers or partners. The underwriter's warrants are not redeemable by us. We have agreed to maintain an effective registration statement with respect to the issuance of the securities underlying the underwriter's warrants, if necessary, to allow their public resale without restriction, at all times during the period in which the underwriter's warrants are exercisable, beginning one year after the date of this prospectus. Such securities are being registered in the registration statement of which this prospectus is a part.

     The underwriting agreement provides for indemnification between us and the underwriter against liabilities under the Securities Act of 1933 and for contribution by us and the underwriter to payments that may be required to be made in respect of those liabilities. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons under the agreement between us and the underwriter, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable in the United States.

     We have agreed that, for a period of one year following the completion of this offering, we generally will not offer, sell, contract to sell, grant any option for the sale or otherwise dispose of any of our common stock without the consent of the underwriter. Our officers, directors and each holder of 10% or more of our outstanding stock, aggregating 1,354,780 shares, have agreed that for a period of six months following the date of this prospectus, they will not offer, sell, contract to sell, grant any option for the sale or otherwise dispose of any of our common stock other than intra-family transfers or transfers to trusts for estate planning purposes, without the consent of the underwriter.

     The underwriter may engage in over-allotment, stabilizing transactions and syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

     - Over-allotment involves syndicate sales in excess of the offering size, which create a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the common stock and warrants in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares and warrants originally sold the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock or warrants to be higher than they would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

           EFFECT OF CANADIAN TAX LAWS ON UNITED STATES STOCKHOLDERS

     The following is a summary of certain Canadian federal income tax considerations generally applicable to a person who acquires shares of common stock and warrants pursuant to this prospectus and who, for the purposes of the Income Tax Act (Canada), or the Tax Act, is not resident in Canada at any time while holding common stock or warrants to acquire common stock of Westlinks, does not carry on an insurance business in Canada, holds the common stock and warrants as capital property and who does not use or hold and is not deemed under the Tax Act to use or hold the common stock and warrants in or in the course of carrying on a business in Canada.

     This summary is based upon the current provisions of the Tax Act, the regulations thereunder, all proposed amendments thereto publicly released by the Department of Finance prior to the date hereof ("Proposed Amendments") and the current published administrative and assessing practices of the Canada Customs and Revenue Agency. This summary does not take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada and, except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial action.

     THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. STOCKHOLDERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE CANADIAN TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF UNITS.

     U.S. stockholders will only be subject to Canadian tax in respect of the disposition of their common stock (other than on a disposition to Westlinks) or their warrants of Westlinks to the extent such shares or warrants constitute "taxable Canadian property" (as defined in the Tax Act) to the stockholder. Generally speaking, the common stock and warrants to acquire common stock of Westlinks will be taxable Canadian property to a holder if (i) the common stock of Westlinks is not listed on a prescribed stock exchange under the Tax Act (both the Canadian Venture Exchange and the Nasdaq are proposed to be listed as prescribed stock exchanges for this purpose) or (ii) the common stock of Westlinks is listed on a prescribed stock exchange and at any time during the five year period immediately preceding the disposition the stockholder, either alone or together with persons with whom the stockholder did not deal at arm's length, owned (or had rights, warrants or options to acquire) 25% or more of the issued shares of any class or series in the capital stock of Westlinks. Stockholders whose common stock or warrants to acquire common stock of Westlinks constitute taxable Canadian property will be liable to pay tax under the Tax Act on three-quarters (two-thirds, pursuant to the Proposed Amendments) of the amount of any capital gain realized on a disposition of the common stock or warrants.

     No Canadian tax, including on capital gains, will be payable in respect of the exercise of the warrants.

     Dividends paid, credited or deemed to have been paid to credited under the Tax Act on the common stock of Westlinks to U.S. stockholders will be subject to Canadian withholding tax at a rate of 25% of the gross amount of such dividend. Under the Canada-United States Income Tax Convention, the rate of withholding tax on dividends generally applicable to U.S. stockholders who beneficially own the dividends is reduced to 15%. In the case of U.S. stockholders that are corporations that beneficially own at least 10% of the voting stock of Westlinks, the rate of withholding tax on dividends is reduced to 5%.

     Canada does not impose any estate taxes or succession duties. However, on death, there will generally be a deemed disposition under the Tax Act of any common stock or warrants of Westlinks held at that time for proceeds of disposition equal to the fair market value of such securities immediately before the death. Capital gains, if any, realized on the deemed disposition will have the income tax consequences described above.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed on for Westlinks by Gowling, Strathy & Henderson of Calgary, Alberta. Members of Gowling, Strathy & Henderson own 21,480 shares of common stock of Westlinks. Legal matters in connection with this offering will be passed on for Spencer Edwards, Inc. by the Law Office of Gary A. Agron of Englewood, Colorado.

                                    EXPERTS

     Collins Barrow, Chartered Accountants, of Calgary, Alberta are the auditors of Westlinks, and have audited the consolidated financial statements of Westlinks for the years ending December 31, 1997, 1998 and 1999, as set forth in their report, which is included in this prospectus. These annual consolidated financial statements are included in this prospectus in reliance on their report, given on their authority as experts in accounting and auditing.

     Grant Trimble Engineering Ltd., independent engineers of Calgary, Alberta have given Westlinks a report on our established oil and gas reserves and the present worth thereof, which report is summarized in this prospectus.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Westlinks has filed with the Securities and Exchange Commission ("SEC"), 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form F-1 under the Securities Act with respect to the securities offered. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. For further information concerning Westlinks and the securities offered, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

     Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. In each instance where a copy of that contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement is qualified in all respects by reference to that exhibit. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024 in Washington, D.C. 20549, and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York City, New York 10048. Copies of all or any part of those documents may be obtained from the SEC's Public Reference Section at 450 Fifth Street NW, Washington, D.C. 20549 at the SEC's prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

     The electronic filing system for public companies in Canada has a Web site at http://www.sedar.com that contains Westlinks' proxy statements, news releases, material change reports, financial statements and other information that public companies in Canada are required to file. In addition, filed documents and trading information of the shares of common stock of Westlinks may be found on the Web site of the Canadian Venture Exchange at http://www.cdnx.ca.

     We intend to provide our stockholders with annual reports containing consolidated financial statements audited by an independent chartered accounting firm and will make available to stockholders quarterly reports containing unaudited consolidated financial data for the first three quarters of each year. As a result of this offering we will become subject to the information and reporting requirements of the Securities and Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the SEC. However, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal stockholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, we are not required to publish financial statements as frequently or as promptly as U.S. companies. Any information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's following regional offices: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York City, New York 10048. Copies of such material can also be obtained from the SEC at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Collins Barrow, Chartered Accountants.............   F-2
Consolidated balance sheets as of March 31, 2000 (unaudited)
  and December 31, 1999 and 1998............................   F-3
Consolidated statements of income (loss) and retained
  earnings for the 3 months ended March 31, 2000 and 1999
  (unaudited) and the years ending December 31, 1999, 1998
  and 1997..................................................   F-4
Consolidated statements of cash flow for the 3 months ended
  March 31, 2000 and 1999 (unaudited) and the years ending
  December 31, 1999, 1998 and 1997..........................   F-5
Notes to consolidated financial statements..................   F-6
             INDEX TO PRO FORMA FINANCIAL STATEMENTS
Compilation Report of Collins Barrow, Chartered
  Accountants...............................................  F-22
Pro forma consolidated balance sheet at March 31, 2000......  F-23
Notes to pro forma consolidated balance sheet...............  F-24

                                AUDITORS' REPORT

To the Directors
Westlinks Resources Ltd.

     We have audited the consolidated balance sheets of Westlinks Resources Ltd. as at December 31, 1999 and 1998 and the consolidated statements of income
(loss) and retained earnings and cash flow for the years ended December 31, 1999 and 1998 and for the period from commencement of operations, April 1, 1997 to December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1999 and 1998 and the results of its operations and its cash flow for the years ended December 31, 1999 and 1998 and for the period ended December 31, 1997 in accordance with generally accepted accounting principles in Canada.

                                          (signed) COLLINS BARROW
                                          Chartered Accountants

Calgary, Alberta
March 31, 2000
(except for notes 14 and 16 which
are dated June 21, 2000)

                            WESTLINKS RESOURCES LTD.

                          CONSOLIDATED BALANCE SHEETS

                         EXPRESSED IN CANADIAN DOLLARS

                                                    MARCH 31,     DECEMBER 31,      DECEMBER 31,
                                                      2000            1999              1998
                                                   -----------    ------------    -----------------
                                                                                    (RESTATED --
                                                   (UNAUDITED)                         NOTE 9)
ASSETS
Current assets
  Cash and short-term investments................  $     8,410     $   42,288        $   73,839
  Accounts receivable............................    1,256,233        684,787           231,388
                                                   -----------     ----------        ----------
                                                     1,264,643        727,075           305,227
Capital assets (note 4)..........................   10,043,556      7,016,726         3,622,447
Investments (note 5).............................           --             --           240,000
                                                   -----------     ----------        ----------
                                                   $11,308,199     $7,743,801        $4,167,674
                                                   ===========     ==========        ==========
LIABILITIES
Current liabilities
  Accounts payable and accrued liabilities.......  $ 1,746,221     $  687,042        $  222,700
  Current portion of long-term debt..............    1,850,000      1,075,000           100,000
                                                   -----------     ----------        ----------
                                                     3,596,221      1,762,042           322,700
Long-term debt (note 6)..........................    2,550,000      1,525,000           700,000
Future income taxes (note 7).....................      444,389        297,793           240,476
Provision for future site restoration............      190,221        181,332           132,696
                                                   -----------     ----------        ----------
                                                     6,780,831      3,766,167         1,395,872
                                                   -----------     ----------        ----------
SHAREHOLDERS' EQUITY
Share capital (note 8)...........................    3,890,958      3,663,330         2,407,971
Contributed surplus..............................      150,500             --                --
Retained earnings................................      485,910        314,304           363,831
                                                   -----------     ----------        ----------
                                                     4,527,368      3,977,634         2,771,802
                                                   -----------     ----------        ----------
                                                   $11,308,199     $7,743,801        $4,167,674
                                                   ===========     ==========        ==========

Contingency (note 13)

Approved by the Board,

          (signed) PETER R. SEKERA,                     (signed) EDWARD C. MCFEELY,
                  Director                                       Director

                            WESTLINKS RESOURCES LTD.

         CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS

                         EXPRESSED IN CANADIAN DOLLARS

                                   THREE MONTHS ENDED                                      PERIOD FROM
                                       MARCH 31,            YEARS ENDED DECEMBER 31,    APRIL 1, 1997 TO
                               --------------------------   -------------------------     DECEMBER 31,
                                  2000           1999          1999          1998             1997
                               -----------   ------------   ----------   ------------   -----------------
                                             (RESTATED --
                                               NOTE 9)                   (RESTATED --     (RESTATED --
                               (UNAUDITED)   (UNAUDITED)                   NOTE 9)           NOTE 9)
Revenue
  Oil and gas................  $1,740,985     $ 352,491     $2,515,456    $1,786,172       $1,196,913
  Less: royalties, net of
     Alberta Royalty Tax
     Credits.................    (385,860)      (35,557)      (442,335)      (96,237)        (144,555)
  Interest...................          --            30          1,493         7,373            3,006
                               ----------     ---------     ----------    ----------       ----------
                                1,355,125       316,964      2,074,614     1,697,308        1,055,364
                               ----------     ---------     ----------    ----------       ----------
Expenses
  Operating..................     405,464       157,134        782,281       849,107          438,594
  Exploration................          --         9,114        148,125         3,570           35,000
  General and
     administrative..........     214,175       121,129        718,569       426,895          175,965
  Interest...................      64,356        16,393        131,872       185,153           74,128
  Depletion and
     depreciation............     352,928       147,657        841,580       804,943          352,400
                               ----------     ---------     ----------    ----------       ----------
                                1,036,923       451,427      2,622,427     2,269,668        1,076,087
                               ----------     ---------     ----------    ----------       ----------
Income (loss) before the
  following..................     318,202      (134,463)      (547,813)     (572,360)         (20,723)
Gain on sale of capital
  assets.....................          --         8,377         91,402       946,738          280,000
Gain on sale of
  investments................          --            --        160,000            --           13,437
                               ----------     ---------     ----------    ----------       ----------
Income (loss) before taxes...     318,202      (126,086)      (296,411)      374,378          272,714
Future income taxes
  (recovery) (note 7)........     146,596       (48,955)      (246,884)      120,297           57,464
                               ----------     ---------     ----------    ----------       ----------
Net income (loss)............     171,606       (77,131)       (49,527)      254,081          215,250
Retained earnings, beginning
  of period..................     314,304       363,831        363,831       109,750               --
                               ----------     ---------     ----------    ----------       ----------
                                  485,910       286,700        314,304       363,831          215,250
Dividends....................          --            --             --            --          105,500
                               ----------     ---------     ----------    ----------       ----------
Retained earnings, end of
  period.....................  $  485,910     $ 286,700     $  314,304    $  363,831       $  109,750
                               ==========     =========     ==========    ==========       ==========
Net income (loss) per share
  (note 8[g])................  $     0.04     $   (0.03)    $    (0.02)   $     0.11       $     0.16
                               ==========     =========     ==========    ==========       ==========

                            WESTLINKS RESOURCES LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                         EXPRESSED IN CANADIAN DOLLARS

                                             THREE MONTHS ENDED                                          PERIOD FROM
                                                 MARCH 31,              YEARS ENDED DECEMBER 31,      APRIL 1, 1997 TO
                                         --------------------------    ---------------------------      DECEMBER 31,
                                            2000           1999           1999            1998              1997
                                         -----------    -----------    -----------    ------------    -----------------
                                                         (RESTATED                    (RESTATED --      (RESTATED --
                                                            --                          NOTE 9)            NOTE 9)
                                                          NOTE 9)
                                         (UNAUDITED)    (UNAUDITED)
Operating activities
  Net income (loss)....................  $   171,606     $ (77,131)    $   (49,527)   $   254,081        $   215,250
  Add (deduct) non-cash items
    Depletion and depreciation.........      352,928       147,657         841,580        804,943            352,400
    Gain on sale of capital assets.....           --        (8,377)        (91,402)      (946,738)          (280,000)
    Gain on sale of investments........           --            --        (160,000)            --            (13,437)
    Future income taxes (recovery).....      146,596       (48,955)       (246,884)       120,297             57,464
                                         -----------     ---------     -----------    -----------        -----------
  Funds provided from operations.......      671,130        13,194         293,767        232,583            331,677
  Change in non-cash working capital
    balances
    (Increase) decrease in accounts
      receivable.......................     (571,446)      (29,975)       (453,399)       689,780           (773,718)
    Increase (decrease) in accounts
      payable and accrued
      liabilities......................    1,059,179       (53,273)        464,342       (241,144)           341,789
                                         -----------     ---------     -----------    -----------        -----------
  Cash provided from (used in)
    operations.........................    1,158,863       (70,054)        304,710        681,219           (100,252)
                                         -----------     ---------     -----------    -----------        -----------
Financing activities
  Agreement payable....................           --            --              --     (3,830,538)         3,830,538
  Note payable.........................           --            --              --       (500,000)           500,000
  Shareholder loan.....................           --            --              --       (250,164)           250,164
  Due to related company...............           --            --              --        (40,139)          (188,392)
  Long-term debt.......................    1,800,000       250,000       1,800,000        800,000                 --
  Issuance of common shares, net of
    costs..............................      378,128        (6,424)      1,237,278        (29,524)           906,552
  Issuance of warrants.................           --            --              --            500                 --
                                         -----------     ---------     -----------    -----------        -----------
  Cash provided from (used in)
    financing activities...............    2,178,128       243,576       3,037,278     (3,849,865)         5,298,862
                                         -----------     ---------     -----------    -----------        -----------
Investing activities
  Proceeds from sale of investments....           --            --              --             --             35,833
  Acquisition of investments...........           --            --              --             --            (54,000)
  Acquisition of subsidiaries, net of
    cash (note 2[a], [c], [d]).........           --            --        (400,000)            --         (3,931,342)
  Cash acquired on amalgamation (note
    2[b])..............................           --            --              --         23,563                 --
  Purchase of capital assets...........   (3,489,069)     (240,480)     (3,768,926)      (277,021)          (583,509)
  Proceeds on disposal of capital
    assets.............................      118,200         9,449         796,800      2,027,700             40,000
  Due from related parties.............           --            --              --         22,509            (22,509)
  Notes receivable.....................           --            --              --        523,697                 --
  Abandonment costs....................           --            --          (1,413)       (11,792)              (295)
                                         -----------     ---------     -----------    -----------        -----------
  Cash provided from (used in)
    investing activities...............   (3,370,869)     (231,031)     (3,373,539)     2,308,656         (4,515,822)
                                         -----------     ---------     -----------    -----------        -----------
Increase (decrease) in cash............      (33,878)      (57,509)        (31,551)      (859,990)           682,788
Cash and short-term investments,
  beginning of period..................       42,288        73,839          73,839        933,829            251,041
                                         -----------     ---------     -----------    -----------        -----------
Cash and short-term investments, end of
  period...............................  $     8,410     $  16,330     $    42,288    $    73,839        $   933,829
                                         ===========     =========     ===========    ===========        ===========
Funds provided from operations per
  share (note 8[g])....................  $      0.16     $    0.01     $      0.10    $      0.10        $      0.25
                                         ===========     =========     ===========    ===========        ===========
Interest paid during the period........  $    64,356     $  16,393     $   131,872    $   185,153        $    74,128
                                         ===========     =========     ===========    ===========        ===========

                            WESTLINKS RESOURCES LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

1.   COMPANY ACTIVITIES

     The company's activities are the exploration for and development of oil and gas properties in Western Canada.

2.   BUSINESS COMBINATIONS

     (a) Effective August 12, 1999, the company acquired all of the issued and outstanding shares of 759795 Alberta Ltd. ("759795"), a related party by virtue of a common director for cash consideration of $400,000. The transaction has been accounted for using the purchase method of accounting for a business combination at the exchange amount as there was a substantive change in ownership and the amount is supported by independent evidence. The results of operations of 759795 are included in the consolidated financial statements from the date the company acquired control, being August 12, 1999.

         The purchase price was allocated as follows:
           Capital assets............................................  $ 722,282
           Future income taxes.......................................   (322,282)
                                                                       ---------
                                                                       $ 400,000
                                                                       =========

     (b) Effective June 30, 1998, the company was amalgamated with PTR Resources Ltd. ("PTR"), a related party by virtue of common shareholders, director and officer. The transaction was accounted for using the purchase method of accounting for a business combination at the carrying amount. The results of operations from PTR are included in the consolidated financial statements from the effective date of the transaction, being June 30, 1998.

         The net assets acquired were as follows:
         Cash........................................................  $ 23,563
         Accounts receivable.........................................       132
         Future income tax asset.....................................     7,327
         Notes receivable............................................   523,697
         Due to related parties......................................   (10,139)
         Accounts payable and accrued liabilities....................   (29,541)
         Share issuance costs........................................    19,960
                                                                       --------
                                                                        534,999
         Less: Investment previously acquired at cost................   (76,104)
                                                                       --------
                                                                       $458,895
                                                                       ========
         The consideration for the purchase price was as follows:
         Shares issued -- 647,837 common (note 8[b]).................  $534,999
         Shares eliminated on amalgamation (note 8[b], [c])..........   (76,104)
                                                                       --------
                                                                       $458,895
                                                                       ========

     (c) Effective September 1, 1997, the company acquired substantially all of the assets of I.G. Resources Inc. ("I.G.") a company engaged in the exploration, development and production of oil and gas assets in Western Canada. The transaction has been accounted for using the purchase method of accounting for a business combination. The results of operations from the I.G. assets are

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

        included in the consolidated financial statements from the effective date of the acquisition, being September 1, 1997.

        The assets acquired and consideration given are as follows:

         Petroleum and natural gas properties and equipment
           thereon...................................................  $4,032,897
                                                                       ==========
         Cash........................................................  $3,932,897
         Issuance of 200,000 warrants (note 8[e])....................     100,000
                                                                       ----------
         Total purchase price........................................  $4,032,897
                                                                       ==========

        The income statement of the company for the year ended December 31, 1997 includes interest expense in the amount of $73,068 payable to I.G. as a result of a difference in the effective versus closing date of the transaction.

        In accordance with the terms of the asset purchase agreement, additional consideration consisting of 100,000 common share purchase warrants of the company at a deemed value of $50,000 was provided on June 30, 1998 (note 8[e]).

     (d) On December 24, 1997, the company acquired all of the issued and outstanding shares of Rainee Resources Ltd. ("Rainee") a company engaged in the exploration, development and production of oil and gas. The transaction has been accounted for by the purchase method with the results of Rainee included in the consolidated financial statements from December 24, 1997.

        The net assets acquired were as follows:

         Cash........................................................  $  23,315
         Non-cash working capital....................................     86,127
         Capital assets..............................................    616,560
         Future income taxes.........................................    (55,850)
         Due to Temba Resources Ltd..................................   (218,392)
                                                                       ---------
         Total purchase price........................................  $ 451,760
                                                                       =========

        On June 30, 1998, the company amalgamated with Rainee.

        The consideration for the purchase price was as follows:

         1,000,000 common shares.....................................  $400,000
         Accounts payable and accrued liabilities....................    30,000
         Transaction costs...........................................    21,760
                                                                       --------
         Total purchase price........................................  $451,760
                                                                       ========

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

3.   SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared using accounting principles generally accepted in Canada which include:

     (a)  Principles of consolidation

        The consolidated financial statements include the accounts of the company and its wholly-owned subsidiary, 759795 Alberta Ltd.

     (b)  Cash and cash equivalents

        Cash and cash equivalents consist of balances with banks and short-term investments with maturities not exceeding 90 days.

     (c)  Investments

        The company records its investments using the cost method of accounting whereby the investments are initially recorded at cost. Earnings are recognized only to the extent received or receivable. Where there has been a permanent decline in value, the investment is stated at estimated net realizable value.

     (d)  Exploration and development costs

        The company follows the successful efforts method of accounting for its oil and gas exploration and development costs. The initial acquisition costs of oil and gas properties and the costs of drilling and equipping development wells and successful exploratory wells are capitalized. The costs of exploration wells classified as unsuccessful are charged to expense. All other exploration expenditures, including geological and geophysical costs and annual rentals on exploratory acreage, are charged to expense as incurred.

        Capitalized costs of producing properties and equipment are depleted and depreciated using the unit of production method based on estimated proven reserves determined by independent and company engineers. Costs subject to depletion also include estimated future capital associated with proven properties. For the purposes of the calculation, natural gas reserves and production are converted to equivalent volumes of crude oil based on their approximate relative energy content.

        All property and equipment is periodically evaluated and if conditions warrant, an impairment provision is provided.

     (e)  Future site restoration costs

        Estimated site restoration costs are provided over the life of the proven reserves on a unit-of-production basis. Costs which include the cost of production equipment removal and environmental clean up are estimated each year by management based on current regulations, costs, technology and industry standards. The annual charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision account as incurred.

     (f)  Measurement uncertainty

        The amounts recorded for depletion and depreciation of exploration and development costs, the provision for future site restoration and the impairment test on exploration and development costs are based on estimated proven reserves, production rates, current oil and natural gas prices and

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

        future costs. By their nature, these estimates are subject to measurement uncertainty and the effect of changes in such estimates in future periods could be significant.

     (g)  Joint venture accounting

        Substantially all of the company's exploration and production activities are conducted jointly with others, and accordingly these financial statements reflect only the company's proportionate interest in such activities.

     (h)  Depreciation

        Office equipment and other is depreciated using the declining balance method at rates ranging from 20% to 30% per annum.

     (i)   Income taxes

        Income taxes are accounted for using the liability method of income tax allocation. Under the liability method, income tax assets and liabilities are recorded to recognize future income tax inflows and outflows arising from the settlement or recovery of assets and liabilities at the carrying values. Income tax assets are also recognized for the benefits from tax losses and deductions that cannot be identified with particular assets or liabilities, provided those benefits are more likely than not to be realized. Future income tax assets and liabilities are determined based on the tax laws and rates that are anticipated to apply in the period of realization.

     (j)   Stock options

        The company has a stock option plan as described in note 8(d). No compensation expense is recognized when stock options are issued to officers, directors and employees. Any consideration received by the company on exercise of stock options is credited to share capital.

     (k)  Flow-through shares

        The company, from time to time, issues flow-through shares to finance a portion of its capital expenditure program. Pursuant to the terms of the flow-through share agreements, the tax deductions associated with the expenditures are renounced to the subscribers. Accordingly, share capital is reduced and a future tax liability is recorded equal to the estimated amount of future income taxes payable by the company as a result of the renunciations, when the expenditures are made.

     (l)   Risk management

        The company purchases forward contracts to hedge its exposure to the risks associated with fluctuating oil prices. Gains and losses associated with risk management activities are recognized as adjustments to oil and gas revenue at the time the related production is sold.

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

4.   CAPITAL ASSETS

                                                                              DECEMBER 31,
                                                         MARCH 31,     --------------------------
                                                           2000           1999           1998
                                                        -----------    ----------    ------------
                                                                                     (RESTATED --
                                                                                       NOTE 9)
    Petroleum and natural gas properties and equipment
      thereon.........................................  $11,461,230    $8,120,552     $4,430,715
    Office equipment and other........................       69,037        66,887         42,159
                                                        -----------    ----------     ----------
                                                         11,530,267     8,187,439      4,472,874
    Accumulated depletion and depreciation............   (1,486,711)   (1,170,713)      (850,427)
                                                        -----------    ----------     ----------
                                                        $10,043,556    $7,016,726     $3,622,447
                                                        ===========    ==========     ==========

     During the year ended December 31, 1999, the estimated future cash flows from the reserves were less than the capitalized costs of the assets in several areas where the company participates. As a result, the company wrote down petroleum and natural gas properties by $65,652 (December 31, 1998 -- $NIL). This amount is included in depletion and depreciation expense.

     Future capital at March 31, 2000 included in the calculation of depletion and depreciation includes the cost to develop proven undeveloped reserves of $4,457,000 (December 31, 1999 -- $4,148,000; December 31, 1998 --
     $71,000) less the recovery of future salvage values of $1,361,694 (December 31, 1999 -- $281,694; December 31, 1998 -- $200,000).

     Costs of unproven petroleum and natural gas properties at March 31, 2000 amounting to $Nil (December 31, 1999 -- $18,654; December 31, 1998 -- $Nil) have been excluded from the depletion calculation.

     The estimated future site restoration costs to be accrued over the remaining life of the proved reserves are approximately $712,377 (December 31, 1999 -- $540,634; December 31, 1998 -- $379,000).

5.   INVESTMENTS

                                                                                 DECEMBER 31,
                                                                  MARCH 31,    ----------------
                                                                    2000       1999      1998
                                                                  ---------    ----    --------
    Alsask Energy Services Ltd. ("Alsask"), a private company,
      240,000 common voting shares at cost, representing 27% of
      the issued and outstanding common shares..................     $--        $--    $240,000

     During the year ended December 31, 1999, the shares of Alsask were sold for $400,000 of capital assets for a gain of $160,000.

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

6.   LONG-TERM DEBT

     (a) At March 31, 2000, the company had a $4,350,000 (December 31, 1999 -- $3,025,000; December 31, 1998 -- $1,300,000) revolving reducing credit facility at a Canadian chartered bank of which $4,400,000 (December 31, 1999 -- $2,600,000; December 31, 1998 -- $800,000) was drawn. The interest rate on the facility is prime plus 1.5% per annum. The required reduction in the facility and the bank loan is:

                                                                                      CREDIT
                                                                      BANK LOAN      FACILITY
                                                                      ----------    ----------
         2000.....................................................    $1,850,000    $1,800,000
         2001.....................................................     1,800,000     1,800,000
         2002.....................................................       750,000       750,000
                                                                      ----------    ----------
                                                                      $4,400,000    $4,350,000
                                                                      ==========    ==========

        The bank has indicated that it has no intention of demanding current repayment of the facility. As a result, the portion of the facility not reducing in the next fiscal year has been classified as long-term.

     (b) At March 31, 2000, the company had a $1,000,000 non-revolving acquisition demand loan at a Canadian chartered bank to assist in financing acquisitions of producing petroleum reserves, which had not been drawn upon. The interest rate on this facility is prime plus 1.75% per annum. Monthly repayments must be made over the lesser of the half life of the reserves acquired, or 48 months and commence the month following drawdown of the facility.

     (c) At March 31, 2000, the company had a $500,000 treasury risk line for interest rate and foreign exchange risk management, which had not been drawn upon. The facility allows for various risk management products, including swaps and forwards, with a maximum term of 36 months.

     The above facilities are secured by a $10,000,000 floating charge debenture over all the assets of the company and a fixed charge against certain major producing oil and gas properties.

     The principal repayments are subject to annual review. During the period ended March 31, 2000, the company negotiated an increase in the amount available under its revolving reducing credit facility (note 6[a]) from $3,025,000 to $4,500,000 with reductions to the available credit of $150,000 per month commencing March 1, 2000.

     In addition, the company negotiated a $1,000,000 non-revolving reducing demand loan to assist in financing the company's drilling program. The interest rate is prime plus 1.75% per annum, and will be due in full upon the earlier of the sale of equipment and December 31, 2000.

     On April 18, 2000, the company negotiated new credit facilities to replace all existing facilities (note 14[c]).

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

7.   INCOME TAXES

     Income tax expense differs from that which would be expected from applying the effective Canadian federal and provincial income tax rates of 44.62% to income (loss) before taxes as follows:

                                    THREE MONTHS ENDED            YEARS ENDED
                                         MARCH 31,                DECEMBER 31,            PERIOD FROM
                                  -----------------------   ------------------------   APRIL 1, 1997 TO
                                    2000         1999         1999          1998       DECEMBER 31, 1997
                                  --------   ------------   ---------   ------------   -----------------
                                             (RESTATED --               (RESTATED --     (RESTATED --
                                               NOTE 9)                    NOTE 9)           NOTE 9)
    Expected tax expense
      (recovery)................  $141,982     $(56,260)    $(132,259)    $167,047         $121,685
    Increase (decrease)
      resulting from
      Non-deductible crown
         payments, net of
         Alberta Royalty Tax
         Credits................   128,903        8,942        74,796       16,744           17,361
      Resource allowance........  (124,886)      (2,332)      (72,470)     (49,753)         (45,821)
      Capital loss carryforward
         not previously
         recognized.............        --           --      (100,395)          --               --
      Non-taxable portion of
         capital gain...........        --           --       (17,848)          --          (19,722)
      Other.....................       597          695         1,292      (13,741)         (16,039)
                                  --------     --------     ---------     --------         --------
    Future income taxes
      (recovery)................  $146,596     $(48,955)    $(246,884)    $120,297         $ 57,464
                                  ========     ========     =========     ========         ========

     The components of the future income tax liability at March 31, 2000, December 31, 1999 and 1998 are as follows:

                                                                               DECEMBER 31,
                                                            MARCH 31,    ------------------------
                                                              2000         1999          1998
                                                            ---------    --------    ------------
                                                                                     (RESTATED --
                                                                                       NOTE 9)
    Temporary differences related to capital assets.......  $742,711     $672,269      $644,901
    Investments...........................................        --           --        46,851
    Future site restoration...............................   (84,877)     (80,910)      (59,209)
    Share issuance costs..................................   (38,681)     (42,585)      (40,119)
    Tax loss carryforward.................................  (133,028)    (216,113)     (338,294)
    Attributed Royalty Income carryforward................   (41,736)     (34,868)      (13,654)
                                                            --------     --------      --------
                                                            $444,389     $297,793      $240,476
                                                            ========     ========      ========

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

8.   SHARE CAPITAL

     (a)  Authorized
          Unlimited number of common voting shares
          Unlimited number of preferred shares
               issuable in one or more series

     (b)  Issued

                                                                                          DECEMBER 31,
                                                                       --------------------------------------------------
                                                  MARCH 31, 2000                1999                      1998
                                              ----------------------   ----------------------   -------------------------
                                                            STATED                   STATED                      STATED
           COMMON SHARES                       NUMBER       VALUE       NUMBER       VALUE         NUMBER        VALUE
           -------------                      ---------   ----------   ---------   ----------   ------------   ----------
                                                                                                (RESTATED --
                                                                                                 NOTE 8[C]
                                                                                                   AND 9)
           Balance, beginning of period.....  4,042,639   $3,638,407   2,610,639   $2,360,607    2,072,700     $1,924,875
           Issued for PTR shares (notes
             2[b], 8[c])....................         --           --          --           --      647,837        534,999
           Shares eliminated on amalgamation
             (notes 2[b], 8[c]).............         --           --          --           --     (109,898)       (76,104)
           Issued for cash pursuant to
             private placement..............         --           --   1,175,000    1,175,000           --             --
           Issued upon exercise of options
             (note 8[d])....................    390,000      390,000     257,000      102,800           --             --
           Tax cost of flow-through share
             renouncement...................         --           --          --           --           --        (23,163)
                                              ---------   ----------   ---------   ----------    ---------     ----------
           Balance, end of period...........  4,432,639    4,028,407   4,042,639    3,638,407    2,610,639      2,360,607
                                              =========                =========                 =========
           Issue costs, net of income tax
             benefit, $49,402 (December 31,
             1999 -- $49,402; December 31,
             1998 -- $31,321)...............                (137,449)                (125,577)                   (103,136)
                                                          ----------               ----------                  ----------
                                                           3,890,958                3,512,830                   2,257,471
                                                          ----------               ----------                  ----------
           Warrants
           Balance, beginning of period.....    302,000      150,500     302,000      150,500           --             --
           Issued pursuant to business
             combination (note 8[e])........         --           --          --           --      300,000        150,000
           Issued pursuant to bank
             financing......................         --           --          --           --        2,000            500
           Expired (note 8[e])..............   (302,000)    (150,500)         --           --           --             --
                                              ---------   ----------   ---------   ----------    ---------     ----------
           Balance, end of period...........         --           --     302,000      150,500      302,000        150,500
                                              =========   ----------   =========   ----------    =========     ----------
                                                          $3,890,958               $3,663,330                  $2,407,971
                                                          ==========               ==========                  ==========

     (c) Temba Resources Ltd. ("Temba") acquired and amalgamated with PTR to continue as Westlinks Resources Ltd. ("Westlinks") effective June 30, 1998. Under the terms of the amalgamation, the holders of the issued and outstanding shares of Temba received one (1) common share of the amalgamated corporation, Westlinks, for every five (5) common shares of Temba. The holders of the issued and outstanding shares of PTR received one (1) common share of the amalgamated corporation for every thirty-one and one quarter (31.25) common shares of PTR. In addition, any common shares of Temba held by PTR and any common shares of PTR held by Temba were cancelled upon amalgamation.

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

     (d)  Employee fixed stock option plan

        Under the employee fixed stock option plan, the company may grant options to its officers, directors and employees for up to 10% of the issued common shares. Options granted under the plan have a term of five years and vest when granted. The exercise price of each option equals the market price of the company's shares at the grant date of the options. As at March 31, 2000, 53,000 stock options were outstanding under the plan at an exercise price of $2.00 per share expiring on February 24, 2004.

        A summary of the status of the company's fixed stock option plan as of March 31, 2000, December 31, 1999 and December 31, 1998, and changes during the periods then ending is as follows:

                                                                                     DECEMBER 31,
                                                    MARCH 31,         -------------------------------------------
                                                       2000                   1999                   1998
                                               --------------------   --------------------   --------------------
                                                           WEIGHTED               WEIGHTED               WEIGHTED
                                                           AVERAGE                AVERAGE                AVERAGE
                                               NUMBER OF   EXERCISE   NUMBER OF   EXERCISE   NUMBER OF   EXERCISE
                                                OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                                               ---------   --------   ---------   --------   ---------   --------
           Outstanding, beginning of
             period..........................   260,000     $1.00      262,000     $0.40           --     $  --
           Granted...........................   183,000      1.29      260,000      1.00      262,000      0.40
           Exercised.........................  (390,000)     1.00     (257,000)     0.40           --        --
           Cancelled.........................        --        --       (5,000)     0.40           --        --
                                               --------     -----     --------     -----      -------     -----
           Outstanding and exercisable, end
             of period.......................    53,000     $2.00      260,000     $1.00      262,000     $0.40
                                               ========     =====     ========     =====      =======     =====

     (e)  Warrants

        Included in the consideration given to I.G. in 1997 pursuant to a business combination were 300,000 common share purchase warrants with an agreed aggregate value of $150,000. Each warrant entitled I.G. to acquire one common share at a price of $2.50 until January 8, 2000. The warrants expired unexercised.

        The warrants issued pursuant to the bank financing expired unexercised during the period ended March 31, 2000.

     (f)  At March 31, 2000, 133,334 (December 31, 1999 -- 133,334; December 31,
        1998 -- 266,667) of the common shares of the company are to be held in escrow. The remaining shares were released April 1, 2000.

     (g) Net income (loss) per share and funds provided from operations per share are calculated based on the weighted average number of common shares outstanding during the period of 4,235,496 (March 31, 1999 -- 2,610,639; December 31, 1999 -- 2,928,975; December 31, 1998 --
        2,350,174; December 31, 1997 -- 1,349,717). The exercise of options and warrants would not be materially dilutive.

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

9.   CHANGE IN ACCOUNTING POLICY

     At December 31, 1999, the company changed its method of accounting for income taxes from the deferral method to the liability method. This policy has been adopted retroactively with restatement of 1998 and 1997 results. The impact of these changes on the March 31, 1999 and December 31, 1999, 1998 and 1997 consolidated financial statements are as follows:

                                                   BEFORE
                                                   CHANGE                      AFTER CHANGE
                                                IN ACCOUNTING                  IN ACCOUNTING
                                                   POLICY        ADJUSTMENT       POLICY
                                                -------------    ----------    -------------
MARCH 31, 1999
Depletion and depreciation....................   $  146,100      $   1,557      $  147,657
Future income taxes (recovery)................           --        (48,955)        (48,955)
Deferred tax (recovery).......................      (52,000)        52,000              --
Net income (loss).............................      (72,529)        (4,602)        (77,131)
DECEMBER 31, 1999
Capital assets................................   $6,714,444      $ 302,282      $7,016,726
Future income taxes...........................           --        297,793         297,793
Share capital.................................    3,697,440        (34,110)      3,663,330
Retained earnings.............................      275,705         38,599         314,304
Depletion and depreciation....................      819,119         22,461         841,580
Gain on sale of capital assets................      129,925        (38,523)         91,402
Future income taxes (recovery)................           --       (246,884)       (246,884)
Deferred tax (recovery).......................      (69,000)        69,000              --
Net income (loss).............................     (166,427)       116,900         (49,527)
Net income (loss) per share...................        (0.06)          0.04           (0.02)
DECEMBER 31, 1998
Capital assets................................   $3,581,464      $  40,983      $3,622,447
Deferred income taxes.........................       69,000        (69,000)             --
Future income taxes...........................           --        240,476         240,476
Share capital.................................    2,460,163        (52,192)      2,407,971
Retained earnings.............................      442,132        (78,301)        363,831
Depletion and depreciation....................      797,403          7,540         804,943
Future income taxes...........................           --        120,297         120,297
Net income (loss).............................      381,918       (127,837)        254,081
Net income (loss) per share...................         0.16          (0.05)           0.11
DECEMBER 31, 1997
Deferred income taxes.........................   $  107,000      $(107,000)             --
Future income taxes...........................           --         57,464          57,464
Net income....................................      165,714         49,536         215,250
Net income per share..........................         0.02           0.01            0.03

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

10. COMMITMENTS

     (a) The company is committed under leases on their office premises and vehicles for future minimum lease payments as follows:

         April 1 - December 31, 2000.................................  $ 81,569
         January 1 - December 31, 2001...............................    99,613
         January 1 - December 31, 2002...............................    81,802
         January 1 - December 31, 2003...............................    39,825
         January 1 - December 31, 2004...............................     8,716
                                                                       --------
                                                                       $311,525
                                                                       ========

     (b) The company has entered into a fixed price contract. Under the terms of the contract, the company is required to deliver a physical quantity of 100 bpd of oil at a price of $29.70/bbl expiring August 31, 2000 and 100 bpd of oil at a price of $32.00/bbl from February 1, 2000 to August 31, 2000, at various Alberta delivery points.

11. TERMINATION BENEFITS

     During the year ended December 31, 1999, the company terminated certain employees and officers of the company. Included in general and administrative expense is $128,803 of severance and related costs of the termination.

12. FINANCIAL INSTRUMENTS

     Fair values

     The fair value of all financial instruments approximate their carrying value.

13. CONTINGENCY

     On March 4, 1998, claims totalling $22,500 were filed against the company. The company made a counterclaim of $800,000 on March 26, 1998. The company believes that the original claims are without merit. The outcomes of the claims and counterclaim are not determinable at this time.

14. SUBSEQUENT EVENTS

     (a)  Public offering

       The company entered into an agreement with Spencer Edwards, Inc. (as representative of the several underwriters) to offer to the public one million units at $ -- U.S. per unit. In addition, the company has granted the underwriter the option to purchase an additional 150,000 units to cover any over-allotments. Each unit will consist of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share for $ -- U.S. for six months after the date of the final prospectus. The costs of arranging the issue, including the underwriter's commission are estimated to be US$955,000. In addition to a commission of 10% of the gross proceeds of the issue, the underwriter will be granted non-transferable warrants to acquire 100,000 common shares at $ -- U.S. per share. The warrants may not be exercised for one year from the date of the offering.

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

     (b)  Acquisitions and dispositions of petroleum and natural gas assets

       On May 29, 2000, the company purchased petroleum and natural gas assets for $11,917,104 pursuant to a purchase and sale agreement with another company dated April 17, 2000. A non-refundable deposit of $1,191,710 was paid and applied against the purchase price. The financing for the purchase was provided from the new credit facilities (note 14[c]).

       Subsequent to the year ended December 31, 1999, the company has acquired $1,655,000 and disposed of $1,237,855 of petroleum and natural gas assets through various purchase and sale agreements.

     (c)  Credit facilities

       On April 18, 2000, the company negotiated new credit facilities to replace their existing long-term debt. The new facilities include a revolving production loan to a maximum of $12,500,000 which bears interest at a chartered bank's prime rate plus 0.25% per annum payable monthly, due on demand and a bridge loan to a maximum of $3,800,000 which bears interest at prime rate plus 2% per annum. The bridge loan will not be advanced until the company has arranged equity funding in excess of $3.8 million on an unconditional basis, and the production loan was capped at $7,500,000 until the closing of the acquisition described in note 14(b). The facilities are secured by a $25,000,000 floating charge debenture over all the assets of the company, a general security agreement over all present and after acquired property and assignment of long-term gas contracts exceeding 13 months. The bridge loan was not drawn on to finance the purchase of the petroleum and natural gas assets described in note 14(b) as the equity financing was not arranged on an unconditional basis by the closing date of the acquisition.

       On June 5, 2000, the company negotiated with six individuals bridge loans in the amount of $1,550,000 U.S. The loans bear interest at 12% per annum, repayable within 8 months and are unsecured. The bridge loans will be repaid with the proceeds of the equity issue described in note 14(a). The company also issued 150,000 warrants to the lenders. Each warrant entitles the lenders to acquire one common share at a price of $4.00 U.S. per share until March 5, 2001.

     (d) Pursuant to a directors' resolution dated May 29, 2000, the company granted 390,000 options to certain officers, directors, employees and consultants of the company. The options have an exercise price of $6.15 per share, expire May 29, 2005 and vested when granted.

15. RELATED PARTY TRANSACTIONS

    Included in accounts receivable at March 31, 2000 is $390,000 due from officers and directors of the company advanced to exercise stock options. The amounts due from officers and directors are secured by the common shares, are non-interest bearing and are repayable by December 31, 2000.

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

16. UNITED STATES ACCOUNTING PRINCIPLES AND REPORTING

    The company's consolidated financial statements have been prepared in Canadian dollars and in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"). These principles, as they pertain to the company's financial statements, differ from United States generally accepted accounting principles ("U.S. GAAP") as follows:

     (a)  Ceiling test

       In accordance with the U.S. GAAP, the discounted future net cash flows from proven reserves, discounted at 10% over the remaining productive life, plus the lower of cost or estimated fair market value of unproved properties, net of future taxes, must exceed the net book value of such properties, net of future taxes and estimated site restoration, or a write down is required. The company calculates the ceiling test using discounted cash flows consistent with U.S. GAAP and, therefore, no adjustments are necessary.

     (b)  Income taxes

        U.S. GAAP, specifically the statement of Financial Accounting Standards No. 109 ("FAS 109") "Accounting for Income Taxes", requires the recognition of future tax assets and liabilities for the expected future tax consequences of events that have been recognized in the company's financial statements or tax returns. In estimating future tax consequences, FAS 109 generally considers all expected events including enacted changes in laws or rates.

        Canadian GAAP previously required the company provide for potential future taxes using the deferral method, however, the Canadian Institute of Chartered Accountants has issued a new accounting standard which is similar to U.S. GAAP. The new standard is mandatory for fiscal years commencing on or after January 1, 2000 but it may be adopted earlier.

        The company has adopted the new Canadian standard for the year ended December 31, 1999 and adopted this policy retroactively with restatement (note 9). The Canadian standard differs from U.S. GAAP in the accounting for the taxation effect of flow-through shares, where the tax deduction associated with certain expenditures are renounced to subscribers (note 3[k]). Under Canadian GAAP, share capital is reduced and a future tax liability is recorded equal to the estimated amount of future taxes payable due to the renunciations, whereas under U.S. GAAP, the tax effect is a charge against income, instead of a reduction of share capital.

     (c)  Net income (loss) per share

        Contrary to Canadian GAAP, U.S. GAAP requires the inclusion of stock options, warrants and certain convertible securities in the calculation of diluted earnings per share using the treasury stock method. The treasury stock method requires the inclusion of the options as if they were exercised at the later of the beginning of the year or the date granted and as if the funds were used to purchase the corporation's own stock.

        The conversion from Canadian to U.S. GAAP had no effect on the diluted net income (loss) per share.

     (d)  Stock based compensation

        Contrary to Canadian GAAP, U.S. GAAP requires a company to disclose the cost of stock compensation awards, at their fair value, at the date the award is granted. The fair value of the

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

        company's options was estimated using the Black-Scholes model with assumptions of a 274 day expected term, 189% volatility and an interest rate of 6.5% (March 31, 1999 -- 6.5%; December 31, 1999 -- 6.5%;
        December 31, 1998 -- 6.5%; December 31, 1997 -- 5.0%). Under U.S. GAAP,
        the cost of stock compensation for the period ended March 31, 2000 would be $14,265 (March 31, 1999 -- $40,583; December 31, 1999 -- $86,076;
        December 31, 1998 -- $40,583; December 31, 1997 -- $12,736). The
        resulting pro forma net income (loss) and net income (loss) per share for the period ended March 31, 2000 would be $157,341 and $0.04, respectively (March 31, 1999 -- $(117,714); December 31, 1999 --
        $(135,603) and $(0.05); December 31, 1998 -- $213,498 and $0.09;
        December 31, 1997 -- $202,514 and $0.15).

     (e)  Investments

        Canadian GAAP requires investments that the company does not have a significant influence in to be recorded using the cost method of accounting whereby the investments are initially recorded at cost. Where there has been a permanent decline in value, the investments are stated at estimated net realizable value.

        Under U.S. GAAP, the company's investments would be classified as "Available-For-Sale" using the cost method of accounting and require that the securities be recorded at fair market value. As the difference between cost and fair market value has not been realized, any unrealized holding gains or losses would be reported as other comprehensive income (i.e. as a separate component of shareholders' equity) until realized.

     (f)  Long-term debt

        U.S. GAAP requires that all demand loans be classified as current unless the company intends to refinance on a long-term basis and the intent is supported by the ability to refinance. As the company's loan does not clearly permit refinancing on a long-term basis under U.S. GAAP, it would be classified as a current liability.

     (g)  Financial instruments

        In June 1998, the Financial Accounting Standards Board issued FAS No. 133 and 137 "Accounting for Derivative Instruments and Hedging Activities" which will be effective for the company's 2001 fiscal year. Under the new standard, companies will be required to record derivatives on the balance sheet as assets or liabilities measured at fair value. For those derivatives representing effective hedges of risks and exposures, unrealized gains or losses resulting from changes in the fair values will be presented as a component of comprehensive income as defined by FAS No. 130. To the extent certain derivatives do not represent effective hedges, unrealized gains or losses will be included in the income statement for U.S. GAAP purposes. The company is currently reviewing the standard but has not yet fully determined the impact it will have on its reported U.S. GAAP financial information.

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

     (h)  Balance sheets

        The adjustments using U.S. GAAP would result in the following changes to the consolidated balance sheets of the company:

                                                                                AS AT                     AS AT
                                                MARCH 31, 2000            DECEMBER 31, 1999         DECEMBER 31, 1998
                                           -------------------------   -----------------------   -----------------------
                                            CANADIAN                    CANADIAN                  CANADIAN
                                              GAAP        U.S. GAAP       GAAP      U.S. GAAP       GAAP      U.S. GAAP
                                           -----------   -----------   ----------   ----------   ----------   ----------
           Assets
             Current assets.............   $ 1,264,643   $ 1,264,643   $  727,075   $  727,075   $  305,227   $  305,227
             Capital assets.............    10,043,556    10,043,556    7,016,726    7,016,726    3,622,447    3,622,447
             Investments................            --            --           --           --      240,000      360,000
                                           -----------   -----------   ----------   ----------   ----------   ----------
                                           $11,308,199   $11,308,199   $7,743,801   $7,743,801   $4,167,674   $4,287,674
                                           ===========   ===========   ==========   ==========   ==========   ==========
           Liabilities
             Current liabilities........   $ 3,596,221   $ 6,146,221   $1,762,042   $3,287,042   $  322,700   $1,022,700
             Long-term debt.............     2,550,000            --    1,525,000           --      700,000           --
             Future income taxes........       444,389       444,389      297,793      297,793      240,476      280,634
             Provision for future site
               restoration..............       190,221       190,221      181,332      181,332      132,696      132,696
                                           -----------   -----------   ----------   ----------   ----------   ----------
                                             6,780,831     6,780,831    3,766,167    3,766,167    1,395,872    1,436,030
                                           -----------   -----------   ----------   ----------   ----------   ----------
           Shareholders' equity
             Share capital..............     3,890,958     3,936,471    3,663,330    3,708,843    2,407,971    2,453,484
             Contributed surplus........       150,500       150,500           --           --           --           --
             Comprehensive income.......            --            --           --           --           --       79,842
             Retained earnings..........       485,910       440,397      314,304      268,791      363,831      318,318
                                           -----------   -----------   ----------   ----------   ----------   ----------
                                             4,527,368     4,527,368    3,977,634    3,977,634    2,771,802    2,851,644
                                           -----------   -----------   ----------   ----------   ----------   ----------
                                           $11,308,199   $11,308,199   $7,743,801   $7,743,801   $4,167,674   $4,287,674
                                           ===========   ===========   ==========   ==========   ==========   ==========

                            WESTLINKS RESOURCES LTD.

       (INFORMATION AS AT MARCH 31, 2000 AND FOR THE THREE-MONTH PERIODS
             ENDED MARCH 31, 2000 AND MARCH 31, 1999 ARE UNAUDITED)

     (i)   Income statements

        The adjustments using U.S. GAAP would result in the following changes to the consolidated income statements of the company:

                                         THREE MONTHS ENDED            YEARS ENDED             PERIOD FROM
                                              MARCH 31,                DECEMBER 31,          APRIL 1, 1997 TO
                                        ---------------------     ----------------------       DECEMBER 31,
                                          2000         1999         1999          1998             1997
                                        --------     --------     ---------     --------     ----------------
         Net income (loss) using
           Canadian GAAP..............  $171,606     $(77,131)    $ (49,527)    $254,081         $215,250
         U.S. GAAP adjustment Income
           taxes -- FAS 109...........        --           --            --       23,163           22,350
                                        --------     --------     ---------     --------         --------
         Net income (loss) using U.S.
           GAAP.......................   171,606      (77,131)      (49,527)     230,918          192,900
         Other comprehensive income
           Unrealized holding gains on
              investments arising
              (reversing) during the
              period, net of tax
              effect of $40,158 (1998
              -- $40,158).............        --           --       (79,842)      79,842               --
                                        --------     --------     ---------     --------         --------
         Comprehensive income
           (loss).....................  $171,606     $(77,131)    $(129,369)    $310,760         $192,900
                                        ========     ========     =========     ========         ========
         Comprehensive income (loss)
           per share..................  $   0.04     $  (0.08)    $   (0.04)    $   0.13         $   0.03
                                        ========     ========     =========     ========         ========

17. COMPARATIVE FIGURES

     The presentation of certain figures of the previous periods have been changed to conform with the presentation adopted for the current period.

                               COMPILATION REPORT

To the Directors
Westlinks Resources Ltd.

     We have reviewed, as to compilation only, the accompanying pro-forma consolidated balance sheet of Westlinks Resources Ltd. as at March 31, 2000 which has been prepared for inclusion in the prospectus relating to the offering of 1,000,000 units. Each unit consists of one common share and one common share purchase warrant. In our opinion, the pro-forma consolidated balance sheet has been properly compiled to give effect to the proposed transactions and the assumptions described in note 2 thereto.

                                          (signed) COLLINS BARROW
                                          Chartered Accountants

Calgary, Alberta
June 21, 2000

                            WESTLINKS RESOURCES LTD.

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                           MARCH 31, 2000 (UNAUDITED)
                         Expressed in Canadian Dollars

                                                            PURCHASE OF        ISSUE OF
                                          UNADJUSTED        OIL AND GAS         COMMON           PRO-FORMA
                                         AT MARCH 31,        PROPERTY           SHARES           MARCH 31,
                                             2000           (NOTE 2(A))       (NOTE 2(B))          2000
                                         ------------       -----------       -----------       -----------
                                         (UNAUDITED)
ASSETS
Current assets
  Cash and short-term investments......  $     8,410        $        --       $ 4,052,780       $ 4,061,190
  Accounts receivable..................    1,256,233                 --                --         1,256,233
                                         -----------        -----------       -----------       -----------
                                           1,264,643                 --         4,052,780         5,317,423
Capital assets.........................   10,043,556         10,424,715                --        20,468,271
Investments............................
                                         -----------        -----------       -----------       -----------
                                         $11,308,199        $10,424,715       $ 4,052,780       $25,785,694
                                         ===========        ===========       ===========       ===========
LIABILITIES
Current Liabilities
  Accounts payable and accrued
     liabilities.......................  $ 1,746,221                 --                --       $ 1,746,221
  Current portion of long term debt....    1,850,000        $(1,850,000)               --                --
                                         -----------        -----------       -----------       -----------
                                           3,596,221         (1,850,000)               --         1,746,221
Long-term debt.........................    2,550,000         12,274,715        (2,288,575)       12,536,140
Future income taxes....................      444,389                 --                --           444,389
Provision for future site
  restoration..........................      190,221                 --                --           190,221
                                         -----------        -----------       -----------       -----------
                                           6,780,831         10,424,715        (2,288,575)       14,916,971
                                         ===========        ===========       ===========       ===========
SHAREHOLDERS' EQUITY
Share capital..........................    3,890,958                 --         6,341,355        10,232,313
Contributed surplus....................      150,500                 --                --           150,500
Retained earnings......................      485,910                 --                --           485,910
                                         -----------        -----------       -----------       -----------
                                           4,527,368                 --         6,341,355        10,868,723
                                         -----------        -----------       -----------       -----------
                                         $11,308,199        $10,424,715       $ 4,052,780       $25,785,694
                                         ===========        ===========       ===========       ===========

                            WESTLINKS RESOURCES LTD.

                 NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET

                           MARCH 31, 2000 (UNAUDITED)
                         Expressed in Canadian Dollars

1.   BASIS OF PRESENTATION

     The accompanying pro-forma consolidated balance sheet of Westlinks Resources Ltd. has been prepared by management to give effect to the issue of common shares, the new credit facility and the closing of the purchase of the Sounding Lake, Alberta area petroleum and natural gas assets described in a registration statement dated June 19, 2000.

     The pro-forma consolidated balance sheet has been prepared from the unaudited consolidated balance sheet as at March 31, 2000. In the opinion of the management of Westlinks, the pro forma consolidated balance sheet as at March 31, 2000 includes all adjustments necessary for a fair presentation of the above mentioned occurrence of events.

     The pro-forma consolidated balance sheet as at March 31, 2000 should be read in conjunction with the audited and unaudited consolidated financial statements of Westlinks included elsewhere in the prospectus.

2.   PRO-FORMA ASSUMPTIONS AND ADJUSTMENTS

     Accounting policies used in the preparation of the pro-forma consolidated balance sheet are in accordance with those disclosed in Westlinks' audited consolidated financial statements for the year ended December 31, 1999.

     The pro-forma consolidated balance sheet gives effect to the following:

     (a) The acquisition of an oil and gas property in Alberta for $11,917,104 on May 29, 2000. The acquisition is summarized as follows:

         Purchase price..............................................  $11,917,104
         Purchase price adjustment -- net income received from the
           effective date, January 1, 2000, to March 31, 2000........   (1,492,389)
                                                                       -----------
         Total purchase price........................................  $10,424,715
                                                                       ===========

        Westlinks negotiated a new credit facility to finance the acquisition. The new facility included a revolving production loan to a maximum of $12,500,000 which bears interest at a chartered bank's prime rate plus 0.25% per annum payable monthly, due on demand.

     (b) The issuance of 1,000,000 units of common stock pursuant to the offering under the prospectus. The issuance is summarized as follows:

         Issuance proceeds (net).....................................  $7,751,366
         Issuance costs..............................................   1,410,011
                                                                       ----------
         Issuance proceeds (net).....................................  $6,341,355
                                                                       ==========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            WESTLINKS RESOURCES LTD.

                        1,000,000 SHARES OF COMMON STOCK
                                      AND
                    1,000,000 COMMON STOCK PURCHASE WARRANTS

                             SPENCER EDWARDS, INC.

                                    --     , 2000

     You may rely only on the information contained in the prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of units means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

     Until    --   , 2000 (90 days after the date of this prospectus), all
dealers in the United States effecting transactions in the common stock and warrants, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 ALTERNATE PAGE
                               PROSPECTUS SUMMARY

THE OFFERING

     Information in this prospectus assumes an offering price of US$5.00 per shares and US$0.25 per warrant. Except where noted otherwise, all information in this prospectus, including share and per share information, assumes no exercise of the underwriter's over-allotment option.

SECURITIES OFFERED BY THE
SELLING SECURITY HOLDERS:    150,000 shares of common stock issuable upon the
                             exercise of warrants held by the selling security holders.

COMMON STOCK TO BE
OUTSTANDING AFTER THE
  OFFERING:                  5,432,639 shares.

USE OF PROCEEDS:             We will not receive any proceeds from the sale of
                             these shares, but we will receive the exercise price upon the exercise of the warrants. The shares of common stock will be issued upon the exercise by the selling security holders of 150,000 warrants, each of which may be exercised for one share of common stock until March 5, 2001 at US $4.00 per share. These warrants were issued in connection with a bridge loan to Westlinks. The proceeds from the exercise of the warrants will be applied to our working capital.

PROPOSED NASDAQ SMALLCAP
  MARKET SYMBOLS:            Common stock: WLKSF Warrants: WLKSFW

CANADIAN VENTURE EXCHANGE
  SYMBOL:                    Common stock: WLX

PINK SHEET SYMBOL:           Common stock: WLKSF

                                 ALTERNATE PAGE
                                USE OF PROCEEDS

     Westlinks will not receive any proceeds from the sale of shares of common stock by the selling security holders, but we will receive the exercise price upon the exercise of the warrants. The shares of common stock will be issued upon the exercise by the selling security holders of 150,000 warrants, each of which may be exercised for one share of common stock until March 5, 2001 at US$4.00 per share. These warrants were issued in connection with a loan to Westlinks. The proceeds from the exercise of the warrants will be applied to our working capital. NASD members participating in Westlinks' public offering or the selling security holder offering shall not receive compensation arising from the exercise of such warrants. There can be no assurance that any of the warrants will be exercised.

                                 ALTERNATE PAGE
                       RESALE BY SELLING SECURITY HOLDERS

     This prospectus relates to the proposed resale by the selling security holders of up to 150,000 shares of common stock issuable upon the exercise of warrants held by the selling security holders. The following table sets forth as of the date of this prospectus certain information concerning the persons for whom Westlinks is registering the shares for resale to the public. Westlinks will not receive any of the proceeds from the sale of the shares, but will receive a maximum of US$600,000 if the warrants listed below are exercised. None of the selling security holders are officers, directors or 5% or greater stockholders of Westlinks.

                                                     SHARES OF          TOTAL SHARES OF
                                                 COMMON STOCK UPON       COMMON STOCK      SHARES OFFERED
SELLING SECURITY HOLDER                         EXERCISE OF WARRANTS       OWNED(1)          FOR RESALE
-----------------------                         --------------------    ---------------    --------------
Patrick Williams Advisor......................         92,500               280,500            92,500
Glenn Russell.................................         20,000                35,500            20,000
F. Jack Wright................................         15,000                25,000            15,000
William J. Gordica............................          7,500                12,500             7,500
Lawrence W. Underwood.........................          7,500                38,300             7,500
Sapphire Capital Inc..........................          7,500                 7,500             7,500

---------------
(1) Includes the shares of common stock to be issued upon the exercise of the warrants.

     The selling security holders may effect the sale of their shares from time to time in transactions, which may include block transactions, in the open market, in negotiated transactions, through the writing of options on the common stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     Westlinks is not aware of any agreements, undertakings or arrangements with any underwriters or broker-dealers regarding the resale of its securities. The selling security holders may effect such transactions by selling the shares, as applicable, directly to purchasers or to or through broker-dealers who may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders, and/or the purchasers of their shares, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. The selling security holders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act.

     Westlinks has notified the selling security holders of the prospectus delivery requirements for sales made by this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                                 ALTERNATE PAGE
                              PLAN OF DISTRIBUTION

     150,000 shares of common stock underlying warrants will be offered by the selling security holders from time to time in market transactions at prevailing prices on the [Nasdaq SmallCap Market], the Canadian Venture Exchange or a similar market. Westlinks will not receive any proceeds from possible resale by the selling securities holders of their respective shares of Westlinks' common stock. Westlinks will receive gross proceeds of US$600,000 if all outstanding warrants are exercised. NASD members participating in Westlinks' public offering or the selling security holder offering, shall not receive compensation arising from the exercise of such warrants. There can be no assurance that any warrants will be exercised. The selling security holders may effect such transactions by selling their shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of such shares of common stock for whom such broker-dealer may act as agents or to whom they may sell as principals, or both. Any broker-dealer selling securities offered by this Prospectus cannot receive compensation (calculated as the difference between the purchase and resale price of the securities) in excess of 8% on principal transactions or in excess of normal and ordinary brokerage commissions, which, in any event may not exceed 5% of the sale price, for any agency transactions. Westlinks has agreed to bear all expenses estimated at approximately $10,000 in connection with the registration of the shares of common stock to which this prospectus relates.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimates of fees and expenses incurred or to be incurred by Westlinks in connection with the issuance and distribution of securities being registered, other than underwriting discounts and commissions, are as follows:

Securities and Exchange Commission registration fee.......  $  3,552
National Association of Securities Dealers filing fee.....    13,955
Canadian Venture Exchange Listing Application fee(1)......     1,635
NASDAQ Listing Application fee............................    10,000
State Securities Laws (Blue Sky) fees and expenses,
  including legal fees....................................    26,000
Transfer Agent's fees(1)..................................     3,400
Printing costs and fees(1)................................    50,000
Legal fees and disbursements(1)...........................   100,000
Accounting fees and disbursements(1)......................    24,000
Underwriter's expense allowance...........................   157,500
Miscellaneous expenses(1).................................    39,958
                                                            --------
TOTAL.....................................................  $430,000
                                                            ========

---------------
(1) Expenses to be paid in Canadian dollars have been estimated in U.S. dollars on the basis of Canadian $1.00 = US$0.6773.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The By-laws of Westlinks contain provisions whereby Westlinks has the power, to the maximum extent permitted by the Business Corporations Act (Alberta) ("ABCA"), to indemnify its officers and directors, former officers and directors, or persons who act or acted at Westlinks' request as a director or officer of a company of which Westlinks is a shareholder or creditor, and their heirs and legal representatives, and to purchase and maintain insurance for the benefit of any officers or directors, against any liability incurred in their capacity as officers or directors of Westlinks, or as a director or officer of such other company, as the case may be. The Company may also indemnify such persons in such other circumstances as the ABCA permits.

     The ABCA permits a corporation to indemnify its officers and directors, former officers and directors, or persons who act or acted at Westlinks' request as a director or officer of a company of which Westlinks is a shareholder or creditor, and their heirs and legal representatives for their honest actions taken in good faith and in the best interests of the corporation and, in the case of criminal proceedings, such director or officer or other person had reasonable grounds for believing that his conduct was lawful. The ABCA entitles such persons to indemnification if the person seeking indemnity was substantially successful on the merits of his defence of a legal proceeding, acted honestly and in good faith with a view to the best interests of the company, had reasonable grounds that his conduct was lawful and is fairly and reasonably entitled to indemnity.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The Company is an Alberta, Canada corporation amalgamated in 1998, and has issued an aggregate of 4,432,639 shares of common stock as follows:

     (a) Effective at June 30, 1998, upon its amalgamation Westlinks issued 2,610,639 shares of common stock in exchange for the shares of the two amalgamating companies, Temba Resources Ltd. and PTR Resources Ltd.. The stated value of these shares was US$1,673,527 (CN$2,470,880), being the stated capital of the amalgamating companies. Westlinks also issued share purchase warrants to purchase 310,000 Shares of common stock on its amalgamation. These warrants were not exercised and terminated on January 8, 2000(1).

     (b) From November 1, 1998 through February 23, 2000, employee stock options to purchase an aggregate total of 705,000 shares of common stock were granted to directors, officers and employees of Westlinks, all residents of Alberta, Canada(1).

     (c) From March 22, 1999 through February 16, 2000, an aggregate total of 647,000 shares of common stock were issued upon the exercise of stock options for aggregate proceeds of US$333,773 (CN$492,800)(1)(2).

     (d) From September 27 through December 16, 1999, 1,175,000 shares of common stock were issued under a private placement sold to residents of Alberta, Canada at a subscription price of US$0.68 (CN$1.00) per share for proceeds of US$795,828 (CN$1,175,000)(1)(2).
---------------

Notes:

(1) None of these securities was registered under the Securities Act of 1933, as amended (the "Securities Act") , having been issued in Canada in reliance upon Regulation S under the Securities Act.

(2) All proceeds for the sale of securities, net of the expenses of the sales, were used for general working capital.

     (e) On June 5, 2000 warrants to purchase 150,000 shares of common stock were issued in consideration for a loan to Westlinks by five residents of the United States, who are accredited investors, in reliance upon Regulation D under the Securities Act, and one resident of Alberta, Canada, in reliance upon Regulation S under the Securities Act, as well as section 107(1)(d) of the Securities Act of Alberta. Each warrant may be exercised for one share of common stock at an exercise price of US$4.00 through March 5, 2001. No warrants have as yet been exercised. The resale of the common stock underlying the warrants is being registered hereunder. Following are the six lenders and the number of warrants issued to each:

                                                               NO. OF
NAMES OF LENDERS                                              WARRANTS
----------------                                              --------
Patrick Williams Advisors(1)................................   92,500
Glenn Russell...............................................   20,000
F. Jack Wright..............................................   15,000
Lawrence W. Underwood.......................................    7,500
Sapphire Capital Inc........................................    7,500
William J. Gordica..........................................    7,500

---------------
(1) Patrick Williams Advisors is a general partnership owned as to 50% each by John P. McGrain and Georgette Pagano.

(2) Sapphire Capital Inc. is owned by Lawrence W. Underwood.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

EXHIBIT NO.   DESCRIPTION
-----------   -----------
    1.1       Form of Underwriting Agreement.

    1.2       Form of Agreement among Underwriters.

    2.1       Amalgamation Agreement dated May 27, 1998 between Temba
              Resources Ltd. and PTR Resources Ltd. pursuant to which the Registrant was amalgamated under the Business Corporations
              Act (Alberta) on June 30, 1998.

    2.2       Letter Agreement dated August 12, 1999 pursuant to which the
              Registrant acquired all of the issued and outstanding shares of 759795 Alberta Ltd.

    2.3       Notice of Intention to File a Normal Course Issuer Bid.

    3.1 Certificate of Amalgamation and attached Articles of Amalgamation of the Registrant dated and filed June 30, 1998.

    3.2       By-laws of the Registrant.

   *4.1       Form of Purchase Warrant Trust Indenture dated June  -- ,
              2000 between the Registrant and Montreal Trust Company of
              Canada providing for the issuance of the Warrants.

    4.2       Form of Warrant Agreement dated    --   , 2000 between the
              Registrant and Spencer Edwards, Inc. providing for the
              issuance of the Underwriter's Warrants.

    5.1       Opinion of Gowling, Strathy & Henderson.

   10.1       Credit Facility Letter Agreement between the Alberta
              Treasury Branches and the Registrant as Borrower dated April
              19, 2000.

   10.2 Promissory Notes dated June 5, 2000 granted by Westlinks to each of Glenn Russell, Patrick Williams Advisors, William J.
              Gordica, F. Jack Wright, Lawrence W. Underwood and Sapphire
              Capital Inc.

   10.3       Purchase and Sale Agreement dated April 6, 2000 between
              Cabre Exploration Ltd. and the Registrant.

   13.1 Audited Financial Statements of the Registrant for the fiscal year ended December 31, 1999.

   13.2 Financial Statements of the Registrant for the first quarter ended March 31, 2000.

   21.1       List of Subsidiaries of the Registrant.

   23.1       Consent of Gowling, Strathy & Henderson (included in Exhibit
              5).

   23.2       Consent of Collins Barrow.

   23.3       Consent of Grant Trimble Engineering Ltd.

   24.1       Powers of Attorney (included on signature page).

---------------
*   To be filed by Amendment.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes as follows:

(1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by section 10(a)(3) of the Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered hereby (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (b) For the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     (d) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. The financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of these financial statements.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta, Canada, on June 21, 2000.

                                          WESTLINKS RESOURCES LTD.
                                                   /s/
                                                         By: -------------------

                                                                       Peter R.
                                                            Sekera
                                                                       President
                                                 and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Westlinks Resources Ltd. whose signature appears below constitutes and appoints each of Peter R. Sekera, Lynn W. Thurlow and Marcia L. Johnston his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Dated June 19, 2000

                   NAME                                                CAPACITY
                   ----                                                --------
                      /s/                       President and Chief Executive Officer, and Director
------------------------------------------      (Principal Executive Officer)
             Peter R. Sekera

                      /s/                       Vice-President, Finance
------------------------------------------      (Principal Financial Officer and Principal Accounting
             Lynn W. Thurlow                    Officer)

                     /s/                        Executive Vice-President, Engineering, and Director
------------------------------------------
            Edward C. McFeely

                     /s/                        Executive Vice-President, Operations, and Director
------------------------------------------
            Thomas J. Jacobsen

                    /s/                         Director
------------------------------------------
          H.S. (Scobey) Hartley

                   NAME                                                CAPACITY
                   ----                                                --------
                    /s/                         Director
------------------------------------------
           Norman J. MacKenzie

                    /s/                         Director
------------------------------------------
           Norman W.G. Wallace

                      /s/                       Authorized Representative in the United States
------------------------------------------
             Thomas N. Dirks

EXHIBIT NO.                             EXHIBIT INDEX
-----------                             -------------
    1.1       Form of Underwriting Agreement.

    1.2       Form of Agreement among Underwriters.

    2.1       Amalgamation Agreement dated May 27, 1998 between Temba
              Resources Ltd. and PTR Resources Ltd. pursuant to which the Registrant was amalgamated under the Business Corporations
              Act (Alberta) on June 30, 1998.

    2.2       Letter Agreement dated August 12, 1999 pursuant to which the
              Registrant acquired all of the issued and outstanding shares of 759795 Alberta Ltd.

    2.3       Notice of Intention to File a Normal Course Issuer Bid.

    3.1 Certificate of Amalgamation and attached Articles of Amalgamation of the Registrant dated and filed June 30, 1998.

    3.2       By-laws of the Registrant.

   *4.1       Form of Purchase Warrant Trust Indenture dated June  -- ,
              2000 between the Registrant and Montreal Trust Company of
              Canada providing for the issuance of the Warrants.

    4.2       Form of Warrant Agreement dated    --   , 2000 between the
              Registrant and Spencer Edwards, Inc. providing for the
              issuance of the Underwriter's Warrants.

    5.1       Opinion of Gowling, Strathy & Henderson.

   10.1       Credit Facility Letter Agreement between the Alberta
              Treasury Branches and the Registrant as Borrower dated April
              19, 2000.

   10.2 Promissory Notes dated June 5, 2000 granted by Westlinks to each of Glenn Russell, Patrick Williams Advisors, William J.
              Gordica, F. Jack Wright, Lawrence W. Underwood and Sapphire
              Capital Inc.

   13.1       Annual Report of the Registrant for the fiscal year ended
              December 31, 1999.

   13.2       Interim Report of the Registrant for the first quarter ended
              March 31, 2000.

   21.1       List of Subsidiaries of the Registrant.

   23.1       Consent of Gowling, Strathy & Henderson (included in Exhibit
              5.1).

   23.2       Consent of Collins Barrow.

   23.3       Consent of Grant Trimble Engineering Ltd.

   24.1       Powers of Attorney (included on signature page).

---------------
*   To be filed by Amendment.